                                                                     Exhibit 2.1

                         AGREEMENT AND PLAN OF MERGER

                           DATED AS OF APRIL 1, 1998

                                BY AND BETWEEN

                        SECURITY CAPITAL PACIFIC TRUST

                                      AND

                    SECURITY CAPITAL ATLANTIC INCORPORATED

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE I  DEFINITIONS......................................................  1
     SECTION 1.1   DEFINITIONS..............................................  1

ARTICLE II  THE MERGER......................................................  6
     SECTION 2.1   THE MERGER...............................................  6
     SECTION 2.2   THE CLOSING..............................................  6
     SECTION 2.3   EFFECTIVE TIME...........................................  6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF EAST.........................  6
     SECTION 3.1   ORGANIZATION AND QUALIFICATION...........................  7
     SECTION 3.2   CAPITALIZATION...........................................  7
     SECTION 3.3   AUTHORITY; NON-CONTRAVENTION; APPROVALS..................  8
     SECTION 3.4   DISCLOSURE AND FINANCIAL STATEMENTS...................... 10
     SECTION 3.5   ABSENCE OF CERTAIN CHANGES OR EVENTS..................... 10
     SECTION 3.6   REGISTRATION STATEMENT AND PROXY STATEMENT
                   AND PROSPECTUS........................................... 11
     SECTION 3.7   TAXES.................................................... 11
     SECTION 3.8   ABSENCE OF UNDISCLOSED LIABILITIES....................... 13
     SECTION 3.9   LITIGATION............................................... 13
     SECTION 3.10  NO VIOLATION OF LAW...................................... 13
     SECTION 3.11  EAST PROPERTIES.......................................... 14
     SECTION 3.12  LABOR MATTERS............................................ 15
     SECTION 3.13  EMPLOYEE BENEFIT PLANS................................... 15
     SECTION 3.14  INTELLECTUAL PROPERTY.................................... 15
     SECTION 3.15  EAST MATERIAL CONTRACTS.................................. 16
     SECTION 3.16  ENVIRONMENTAL MATTERS.................................... 16
     SECTION 3.17  INSURANCE................................................ 16
     SECTION 3.18  BROKERS AND FINDERS...................................... 17
     SECTION 3.19  INVESTMENT COMPANY ACT................................... 17
     SECTION 3.20  HSR ACT.................................................. 17
     SECTION 3.21  EAST RIGHTS AGREEMENT.................................... 17
     SECTION 3.22  STATE ANTITAKEOVER LAWS NOT APPLICABLE................... 17
     SECTION 3.23  REQUIRED EAST VOTE....................................... 18
     SECTION 3.24  BOARD RECOMMENDATION..................................... 18
     SECTION 3.25  OPINION OF FINANCIAL ADVISOR............................. 18

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF WEST.......................... 18
     SECTION 4.1   ORGANIZATION AND QUALIFICATION........................... 18
     SECTION 4.2   CAPITALIZATION........................................... 19
     SECTION 4.3   AUTHORITY; NON-CONTRAVENTION; APPROVALS.................. 20
     SECTION 4.4   DISCLOSURE AND FINANCIAL STATEMENTS...................... 22

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
     SECTION 4.5   ABSENCE OF CERTAIN CHANGES OR EVENTS..................... 22
     SECTION 4.6   REGISTRATION STATEMENT AND PROXY STATEMENT
                   AND PROSPECTUS........................................... 22
     SECTION 4.7   TAXES.................................................... 23
     SECTION 4.8   ABSENCE OF UNDISCLOSED LIABILITIES....................... 25
     SECTION 4.9   LITIGATION............................................... 25
     SECTION 4.10  NO VIOLATION OF LAW...................................... 25
     SECTION 4.11  WEST PROPERTIES.......................................... 26
     SECTION 4.12  LABOR MATTERS............................................ 26
     SECTION 4.13  EMPLOYEE BENEFIT PLANS................................... 27
     SECTION 4.14  INTELLECTUAL PROPERTY.................................... 27
     SECTION 4.15  WEST MATERIAL CONTRACTS.................................. 27
     SECTION 4.16  ENVIRONMENTAL MATTERS.................................... 28
     SECTION 4.17  INSURANCE................................................ 28
     SECTION 4.18  BROKERS AND FINDERS...................................... 28
     SECTION 4.19  INVESTMENT COMPANY ACT................................... 29
     SECTION 4.20  HSR ACT.................................................. 29
     SECTION 4.21  WEST RIGHTS AGREEMENT.................................... 29
     SECTION 4.22  STATE ANTITAKEOVER LAWS NOT APPLICABLE................... 29
     SECTION 4.23  REQUIRED WEST VOTE....................................... 29
     SECTION 4.24  BOARD RECOMMENDATION..................................... 29
     SECTION 4.25  OPINION OF FINANCIAL ADVISOR............................. 30

ARTICLE V  CONDUCT OF BUSINESSES PENDING THE CLOSING........................ 30
     SECTION 5.1   CONDUCT OF BUSINESS BY EAST.............................. 30
     SECTION 5.2   CONDUCT OF BUSINESS BY WEST.............................. 32
     SECTION 5.3   COORDINATION OF DIVIDENDS................................ 34
     SECTION 5.4   NO SOLICITATION.......................................... 35

ARTICLE VI  ADDITIONAL AGREEMENTS........................................... 37
     SECTION 6.1   ACCESS TO INFORMATION.................................... 37
     SECTION 6.2   REGISTRATION STATEMENTS AND PROXY STATEMENT
                   AND PROSPECTUS........................................... 37
     SECTION 6.3   LETTERS OF ACCOUNTANTS................................... 38
     SECTION 6.4   SHAREHOLDERS APPROVAL.................................... 38
     SECTION 6.5   AFFILIATE AGREEMENTS..................................... 38
     SECTION 6.6   EXCHANGE................................................. 39
     SECTION 6.7   EXPENSES................................................. 39
     SECTION 6.8   AGREEMENT TO COOPERATE................................... 39
     SECTION 6.9   PUBLIC STATEMENTS........................................ 39
     SECTION 6.10  CORRECTIONS TO THE PROXY STATEMENT AND
                   PROSPECTUS AND REGISTRATION STATEMENT.................... 40
     SECTION 6.11  UPDATED SCHEDULES........................................ 40

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
     SECTION 6.12  STANDSTILL AGREEMENTS; CONFIDENTIALITY AGREEMENTS........ 40
     SECTION 6.13  INDEMNIFICATION.......................................... 40

ARTICLE VII  CONDITIONS..................................................... 41
     SECTION 7.1   CONDITIONS TO EACH PARTY'S OBLIGATIONS................... 41

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER............................. 42
     SECTION 8.1   TERMINATION.............................................. 42
     SECTION 8.2   EFFECT OF TERMINATION.................................... 43
     SECTION 8.3   PAYMENT UPON CERTAIN TERMINATIONS........................ 43
     SECTION 8.4   PAYMENT OF TERMINATION AMOUNT............................ 45
     SECTION 8.5   AMENDMENT................................................ 46

ARTICLE IX  GENERAL PROVISIONS.............................................. 46
     SECTION 9.1   NONSURVIVAL OF REPRESENTATIONS AND
                   WARRANTIES............................................... 46
     SECTION 9.2   NOTICES.................................................. 47
     SECTION 9.3   INTERPRETATION........................................... 48
     SECTION 9.4   MISCELLANEOUS............................................ 48
     SECTION 9.5   COUNTERPARTS............................................. 48
     SECTION 9.6   PARTIES IN INTEREST...................................... 48
     SECTION 9.7   LIMITATION OF LIABILITY.................................. 48
     SECTION 9.8   NO PRESUMPTION AGAINST DRAFTER........................... 49

EXHIBIT A  ARTICLES OF MERGER


                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of April 1, 1998 by and between SECURITY CAPITAL PACIFIC TRUST, a Maryland real estate investment trust ("West"), and SECURITY CAPITAL ATLANTIC INCORPORATED, a Maryland corporation ("East").

     WHEREAS, the Board of Trustees of West and the Board of Directors of East have approved, and deem it advisable and in the best interests of their respective companies and shareholders to consummate, a merger of East with and into West (the "Merger"), with West as the successor in the Merger, upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Merger and this Agreement and the matters contemplated hereby require the vote of two thirds of the outstanding common shares of beneficial interest, $1.00 par value per share, of West ("West Common Stock") entitled to vote thereon, and the vote of a majority of the outstanding shares of common stock, $.01 par value per share, of East ("East Common Stock") entitled to vote thereon, for the approval thereof (the "West Shareholders Approval" and "East Shareholders Approval," respectively);

     WHEREAS, concurrently with the execution of this Agreement, Security Capital Group Incorporated, a Maryland corporation ("Shareholder"), is entering into an agreement with East and West providing, among other things, that Shareholder will vote or cause to be voted at the shareholder meetings at which the East Shareholders Approval and West Shareholders Approval are solicited all of the shares of East Common Stock and West Common Stock beneficially owned by Shareholder at such time in favor of the Merger; and

     WHEREAS, for United States federal income tax purposes it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Amended and Restated Declaration of Trust" shall mean the amended and restated Declaration of Trust of West substantially in the form of Exhibit B.

     "Articles of Merger" shall have the meaning set forth in Section 2.1.

     "Closing" and "Closing Date" shall have the respective meanings set forth in Section 2.2.

     "East Affiliated Group" shall have the meaning set forth in Section 3.7.

     "East Benefit Plans" shall have the meaning set forth in Section 3.13.

     "East Board" shall mean the Board of Directors of East.

     "East Common Stock" shall have the meaning set forth in the Recitals.

     "East Disclosure Schedule" shall mean the schedule of disclosures, delivered by East to West prior to the execution of this Agreement, setting forth those items the disclosure of which is necessary or appropriate in relation to any or all of East's representations and warranties herein.

     "East Investor Agreement" shall mean that certain Amended and Restated Investor Agreement dated September 9, 1997 between East and Shareholder.

     "East Junior Preferred Stock" shall mean the Series A Junior Participating Preferred Stock of East.

     "East License Agreement" shall mean that certain License Agreement dated September 9, 1997 between East and Shareholder.

     "East Required Statutory Approvals" shall have the meaning set forth in
Section 3.3(c).

     "East Rights" shall mean the rights, issued pursuant to East Rights Agreement, to purchase East Junior Preferred Stock.

     "East Rights Agreement" shall mean the Rights Agreement dated as of March 12, 1996 between East and The First National Bank of Boston, as Rights Agent (as such agreement may be amended).

     "East SEC Documents" shall have the meaning set forth in Section 3.4.

     "East SEC Financial Statements" shall have the meaning set forth in Section 3.4.

     "East Series A Preferred Stock" shall mean the Series A Cumulative Redeemable Preferred Stock of East.

     "East Shareholders Approval" shall have the meaning set forth in the Recitals.

     "East Stock Options" shall mean options to purchase East Common Stock granted pursuant to East's Share Option Plan for Outside Directors or East's 1997 Long-Term Incentive Plan.

     "East Stock Purchase Plan" shall mean the stock purchase plan that is a part of East's 1997 Long Term Incentive Plan.

     "East Subsidiaries" shall mean the entities listed as East's subsidiaries in the East Disclosure Schedule.

     "Effective Time" shall have the meaning set forth in Section 2.3.

     "Environmental Laws" shall mean the Resource Conservation and Recovery Act, as amended, and the Comprehensive Environmental Response Compensation and Liability Act, as amended, and other federal laws governing the environment as in effect on the date of this Agreement, together with their implementing regulations as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances as in effect on the date hereof that are equivalent or similar to such federal laws or that purport to regulate Hazardous Materials.

     "Exchange" shall mean the New York Stock Exchange.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Ratio" shall have the meaning set forth in the Articles of Merger.

     "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, polychlorinated biphenyls and, only to the extent it exists at levels which are considered hazardous to human health, radon gas and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words of similar import, under any applicable Environmental Laws.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Intellectual Property" shall mean all United States and foreign patents, patent applications, patent licenses, trade names, trademarks, trade names and trademark registrations

(and applications therefor), copyrights and copyright registrations (and applications therefor), trade secrets, inventions, processes, designs, know-how and formulae.

     "Liens" shall mean pledges, claims, liens, charges, encumbrances, and security interests of any kind or nature.

     "Merger" shall have the meaning set forth in the Recitals.

     "MGCL" shall have the meaning set forth in Section 2.3.

     "Proxy Statement and Prospectus" shall mean the definitive joint proxy statement and prospectus to be filed with the Commission as a part of the Registration Statement.

     "Registration Statement" shall mean the registration statement on Form S-4 of West, of which the Proxy Statement and Prospectus will form a part, to be filed with the Commission in connection with the transactions contemplated hereby.

     "Representatives" shall have the meaning set forth in Section 6.1.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

     "Tax Returns" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

     "Termination Date" shall have the meaning set forth in Section 8.1(b).

     "West Affiliated Group" shall have the meaning set forth in Section 4.7.

     "West Benefit Plans" shall have the meaning set forth in Section 4.13.

     "West Board" shall mean the Board of Trustees of West.

     "West Common Stock" shall have the meaning set forth in the Recitals.

     "West Disclosure Schedule" shall mean the schedule of disclosures, delivered by West to East prior to the execution of this Agreement, setting forth those items the disclosure of which is necessary or appropriate in relation to any or all of West's representations and warranties herein.

     "West Investor Agreement" shall mean that certain Third Amended and Restated Investor Agreement dated September 9, 1997 between West and Shareholder.

     "West Junior Preferred Stock" shall mean the Junior Participating Preferred Shares of West.

     "West License Agreement" shall mean that certain License Agreement dated September 9, 1997 between West and Shareholder.

     "West New Preferred Stock" shall mean the Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $1.00 per value per share, of West issued in exchange for East Series A Preferred Stock, as set forth in the Articles of Merger.

     "West Required Statutory Approvals" shall have the meaning set forth in
Section 4.3(c).

     "West Rights" shall mean the rights, issued pursuant to the West Rights Agreement, to purchase West Junior Preferred Stock.

     "West Rights Agreement" shall mean the Rights Agreement dated as of July 21, 1994 between West and Chemical Bank, as Rights Agent (as such agreement may be amended).

     "West SEC Documents" shall have the meaning set forth in Section 4.4.

     "West SEC Financial Statements" shall have the meaning set forth in
Section 4.4.

     "West Series A Preferred Stock" shall mean the Series A Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest of West.

     "West Series B Preferred Stock" shall mean the Series B Cumulative Redeemable Preferred Shares of Beneficial Interest of West.

     "West Shareholders Approval" shall have the meaning set forth in the Recitals.

     "West Stock Options" shall mean options to purchase West Common Stock pursuant to West's Share Option Plan for Outside Trustees, 1996 Share Option Plan for Outside Trustees or West's 1997 Long-Term Incentive Plan.

     "West Stock Purchase Plan" shall mean the stock purchase plan that is a part of West's 1997 Long-Term Incentive Plan.

     "West Subsidiaries" shall mean the entities listed as West's subsidiaries in the West Disclosure Schedule.

                                  ARTICLE II
                                  THE MERGER

     SECTION 2.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, West and East shall each take all actions necessary to cause East to be merged with and into West, which shall be the successor in the Merger, on the terms and conditions set forth in articles of merger substantially in the form of Exhibit A hereto (the "Articles of Merger").

     SECTION 2.2 THE CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m. local time as soon as practicable after satisfaction of the conditions set forth in Section 7.1 (or, if not satisfied or waived at that time, as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Section 7.2) (the "Closing Date"), at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 2.3 EFFECTIVE TIME. On the Closing Date, the parties shall file the Articles of Merger executed in accordance with the relevant provisions of the Maryland General Corporation Law (the "MGCL") and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law") and shall make all other filings or recordings required under the MGCL and the Maryland REIT Law. The Merger shall become effective at such time as the Articles of Merger are duly filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland (the "SDAT"), or at such other time as is permissible in accordance with the MGCL and the Maryland REIT Law and as West and East shall agree and specify in the Articles of Merger (the time when the Merger becomes effective being the "Effective Time").

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF EAST

     East represents and warrants to West as follows:

     SECTION 3.1 ORGANIZATION AND QUALIFICATION. East and each of the East Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and each has the requisite power, corporate or otherwise, and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as it is proposed by it to be conducted. East and each East Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of East to consummate the transactions contemplated by this Agreement. True, accurate and complete copies of each of the Second Amended and Restated Articles of Incorporation, as amended (the "East Articles of Incorporation") and Bylaws of East, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to West.

     SECTION 3.2  CAPITALIZATION.

     (a) The authorized capital stock of East consists of 250,000,000 shares.
As of the date of this Agreement, except as set forth in the East Disclosure Schedule, there are (i) 47,760,912 shares of East Common Stock and 2,000,000 shares of East Series A Preferred Stock issued and outstanding, (ii) no shares of East Common Stock or East Series A Preferred Stock held by any East Subsidiary; (iii) 1,261,251 shares of East Common Stock reserved for issuance upon exercise of authorized but unissued East Stock Options; (iv) 1,255,925 shares of East Common Stock issuable upon exercise of outstanding East Stock Options; (v) 582,824 shares of East Common Stock issued and outstanding (and included in the number stated in clause (i) above) subject to restrictions under the East Stock Purchase Plan; (vi) 115,000 shares of East Common Stock reserved for issuance as employer matching contributions under East's 401(k) Savings Plan; and (vii) 746,032 shares of East Junior Preferred Stock, none of which is outstanding, authorized for issuance and purchasable upon exercise of East Rights. Except as set forth above or on the East Disclosure Schedule, no shares of capital stock or other equity securities of East are issued, reserved for issuance, or outstanding. All of the issued and outstanding shares of East Common Stock and East Series A Preferred Stock are duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights.

     (b) Except as set forth in Section 3.2(a), as contemplated by this Agreement, or as set forth in the East Disclosure Schedule, as of the date hereof there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating East to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or obligating East to grant, extend or enter into any such agreement or commitment. Except for the East Investor Agreement, there are no voting trusts, proxies or other agreements or understandings to which East is a party or by which East is bound with respect to the voting of any East Common Stock. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of East having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of East may vote. Other than East Stock Options, there are no outstanding contractual obligations, commitments, understandings or arrangements of East or any East Subsidiary to repurchase, redeem or otherwise acquire or make any payment in respect of or measured or determined based on the value or market price of any shares of capital stock of East or any East Subsidiary. Except as set forth in the East Disclosure Schedule, there are no agreements or arrangements pursuant to which East is or could be required to register shares of East Common Stock or other securities under the Securities Act, on behalf of any person other than Shareholder. East has delivered or made available to West a complete and correct copy of the East Rights Agreement, as amended to the date of this Agreement.

       (c) All of the outstanding shares of capital stock of the East Subsidiaries have been validly issued and are fully paid and nonassessable and are owned by East free and clear of all Liens. Except for shares of East Subsidiaries or as set forth in the East Disclosure Schedule, East does not own, directly or indirectly, any capital stock or other equity or ownership interest in any entities. East owns good and marketable title to the stock of each East Subsidiary owned by it and each East Subsidiary owns good and marketable title to the securities of each other East Subsidiary owned by it, in each case free and clear of all Liens.

       (d) Except as set forth in the East Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating East or any East Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of any East Subsidiary or obligating East or any East Subsidiary to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which East or any East Subsidiary is a party or is bound with respect to the voting of any shares of the East Subsidiaries.

     SECTION 3.3  AUTHORITY; NON-CONTRAVENTION; APPROVALS.

     (a) East has full corporate power and authority to enter into this Agreement and, subject to the East Shareholders Approval and East Required Statutory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by East of the transactions contemplated hereby have been duly authorized by the East Board and no other proceedings on the part of East are necessary to authorize the execution and delivery of this Agreement by East and the consummation by East of the transactions contemplated hereby, except for the obtaining of the East Shareholders Approval and East Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by East, and, assuming the due authorization, execution and delivery hereof by West, constitutes a valid and binding agreement of East enforceable against East in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or (ii) general equitable principles.

     (b) The execution and delivery of this Agreement by East do not, and the consummation by East of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration or any "put" right under, or result in the creation of any Lien upon any of the properties or assets of East under any of the terms, conditions or provisions of, (i) subject to obtaining the East Shareholders Approval, East's Articles of Incorporation or Bylaws, (ii) subject to obtaining the East Shareholders Approval and East Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to East or any East Subsidiary or any of their respective properties, or (iii) subject to obtaining any consent or waiver set forth in the East Disclosure Schedule (the "East Required Consents"), any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which East or any East Subsidiary is now a party or by which East or any East Subsidiary may be bound, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations, put rights, or creations of Liens that would not, alone or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of East to consummate the transactions contemplated by this Agreement.

       (c) Except for (i) any filings by the parties hereto that may be required by the HSR Act, (ii) the filing of the Registration Statement, including the Proxy Statement and Prospectus, with the SEC pursuant to the Securities Act and the Exchange Act, and the declaration of the effectiveness thereof by the SEC and any filings that may be required with various state blue sky authorities,
(iii) the filing of the Articles of Merger with, and the acceptance thereof for recording by, the SDAT, (iv) any required filings with or approvals from applicable federal or state environmental authorities and (v) any required filings with or approvals from applicable federal or state housing authorities (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "East Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by East or the consummation by East of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, would not, alone or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of East to consummate the transactions contemplated by this Agreement.

     SECTION 3.4 DISCLOSURE AND FINANCIAL STATEMENTS. East has filed all required reports, schedules, forms, registration statements and other documents with the SEC since October 11, 1996 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "East SEC Documents"). As of their respective dates, the East SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the East SEC Documents, and none of the East SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of East included in the East SEC Documents (the "East SEC Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of East and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

        SECTION 3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997 through the date hereof, except as set forth in the East Disclosure Schedule or disclosed in any East SEC Documents there has not been (a) any material adverse change or any event which would reasonably be expected to result in a material adverse change, individually or in the aggregate, in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole; provided, however, that a material adverse change shall not include any (i) changes, effects, conditions, events or circumstances that affect the real estate industry generally (including tax, legal and regulatory changes) or (ii) changes arising from the consummation of the Merger or the announcement of the execution of this Agreement; or (b) any event which, if it had taken place after the date hereof, would not have been permitted by Section
5.1 without the prior consent of West.

        SECTION 3.6 REGISTRATION STATEMENT AND PROXY STATEMENT AND PROSPECTUS. None of the information supplied or to be supplied by East for inclusion or incorporation by reference in (a) the Registration Statement or (b) the Proxy Statement and Prospectus will, in the case of the Proxy Statement and Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and Prospectus and any amendments thereof or supplements thereto, and at the time of the meetings of the shareholders of East and West to be held in connection with the transactions contemplated by this Agreement or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by East with respect to information supplied by West for inclusion or incorporation therein. The Proxy Statement and Prospectus will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 3.7  TAXES.  Except as set forth in the East Disclosure Schedule:

     (a) Each of East and the East Subsidiaries has timely filed, or shall timely file, with the appropriate governmental authorities all Tax Returns required to be filed by it (either separately or as a member of any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law (an "East Affiliated Group")) for all periods ending on or prior to the Closing Date, except to the extent of any Tax Returns for which an extension of time for filing has been properly filed. Each such return and filing is complete and correct in all material respects. All Taxes shown on a Tax Return as owed by East or the East Subsidiaries have been paid. No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations of East or the East Subsidiaries which (i) reasonably could be expected to result in an adjustment to the liability for Taxes for such period examined or (ii), by application of similar principles, reasonably could be expected to result in an adjustment to the liability for Taxes for any other period not so examined. All Taxes which East or the East Subsidiaries are required by law to withhold or collect, including Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose. There are no Liens for Taxes upon the assets of East or the East Subsidiaries except for statutory Liens for Taxes not yet due.

     (b) None of East, the East Subsidiaries or the East Affiliated Group has filed for an extension of a statute of limitations with respect to any Tax and no governmental authorities have requested an extension of the statute of limitations with respect to any Tax. The Tax Returns of East, the East Subsidiaries and the East Affiliated Group are not being and have not been examined or audited by any taxing authority for any past year or periods. None of East, the East Subsidiaries or the East Affiliated Group is a party to any pending action or any formal or informal proceeding by any taxing authority for a deficiency, assessment or collection of Taxes, and no claim for any deficiency, assessment or collection of Taxes has been asserted, or, to the knowledge of East, threatened against it, including claims by any taxing authority in a jurisdiction where East and the East Subsidiaries do not file tax returns that any of them is or may be subject to taxation in that jurisdiction.

     (c) Each of East and the East Subsidiaries has properly accrued on its respective financial statements all Taxes due for which East or the East Subsidiaries may be liable, whether or not shown on any Tax Return as being due (including by reason of being a member of an East Affiliated Group or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity). East and the East Subsidiaries have established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable.

     (d) Neither East nor the East Subsidiaries (i) has filed a consent under
Section 341(f) of the Code concerning collapsible corporations, or (ii) is a party to any Tax allocation or sharing agreement other than a tax sharing agreement between the East Subsidiaries and East, which such agreement will be terminated as of the Closing Date.

     (e) The East Affiliated Group of which East and any East Subsidiary is or was a member has duly and timely filed all Tax Returns that it was required to file for each taxable period during which East and any such East Subsidiary was a member of the group. All such Tax Returns were complete and correct in all material respects and all Taxes owed by the East Affiliated Group, whether or not shown on any Tax Return, have been paid for each taxable period during which East and any East Subsidiary was a member of the group.

     (f) Except as set forth in the East Disclosure Schedule, East does not have any liability for the Taxes of any person other than East and the East Subsidiaries and the East Subsidiaries do not have any liability for the Taxes of any person other than East and the East Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

     (g) Neither East nor the East Subsidiaries has made any payments, is obligated to make any payments, or is a party to an agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code. East and the East Subsidiaries have disclosed to the IRS all positions taken on its federal income tax returns which could give rise to a substantial understatement of tax under Section 6662 of the Code.

     (h) For all taxable years commencing with the taxable year ended December 31, 1994 through the taxable year ended December 31, 1997, East has been organized in conformity with the qualifications as a REIT (within the meaning of the Code) and has satisfied all requirements to qualify as a REIT for such years. East has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax period ending on the Closing Date, and has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or, to East's knowledge, threatened. Each East Subsidiary that is a partnership, joint venture or limited liability company has been treated during and since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation. Each East Subsidiary that is both (i) a corporation for federal income tax purposes and (ii) with respect to which all of the outstanding capital stock is owned solely by East (or solely by an East Subsidiary that is a corporation wholly owned by East) is a "qualified REIT subsidiary" as defined in Section 856(i) of the Code.

     SECTION 3.8 ABSENCE OF UNDISCLOSED LIABILITIES. Neither East nor any East Subsidiary had, at December 31, 1997, and neither has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature (other than ordinary and recurring operating expenses consistent with past practices) except (a) liabilities, obligations or contingencies which are accrued or reserved against in the East SEC Financial Statements or reflected in the notes thereto, (b) as incurred in connection with the transactions contemplated by this Agreement, and (c) any liabilities, obligations or contingencies which (i) would not, alone or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of East to consummate the transactions contemplated by this Agreement or (ii) have been discharged or paid in full prior to the date hereof.

     SECTION 3.9 LITIGATION. Except as disclosed in the East SEC Documents or the East Disclosure Schedule, there are no claims, suits, actions or proceedings pending or, to East's knowledge, threatened, against, relating to or affecting East or any East Subsidiary or any of their respective properties or assets before or by any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected to have, alone or in the aggregate with all such claims, actions or proceedings, a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or to prevent, hinder or materially delay the ability of East to consummate the transactions contemplated by this Agreement. Neither East nor any East Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of, East to consummate the transactions contemplated by this Agreement.

     SECTION 3.10 NO VIOLATION OF LAW. Neither East nor any East Subsidiary is in violation of or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of, East to consummate the transactions contemplated by this Agreement. Neither East nor any East Subsidiary is in violation or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of, East to consummate the transactions contemplated by this Agreement. No investigation or review of East or any East Subsidiary by any governmental or regulatory body or authority is pending or, to the knowledge of East, threatened, nor has any governmental or regulatory body or authority indicated to East or any East Subsidiary an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of, East to consummate the transactions contemplated by this Agreement. Each of East and the East Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted and as proposed by East or any East Subsidiary to be conducted, except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of, East to consummate the transactions contemplated by this Agreement.

     SECTION 3.11 EAST PROPERTIES. Except as disclosed in the East SEC Documents, each of East and the East Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the East SEC Documents as being owned by East or one of the East Subsidiaries or acquired after the date thereof which are, alone or in the aggregate, material to East's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Liens except (1) statutory Liens securing payments not yet due and (2) such imperfections or irregularities of title or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair the business operations presently conducted at such properties, and (B) all real property mortgages and deeds of trust, and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the East SEC Documents or acquired after the date thereof which are, alone or in the aggregate, material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to East's knowledge, the lessor.

     SECTION 3.12 LABOR MATTERS. Neither East nor any East Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is East or any East Subsidiary the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving East or any East Subsidiary pending, or, to East's knowledge, threatened, any of which would, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of, East to consummate the transactions contemplated by this Agreement.

     SECTION 3.13 EMPLOYEE BENEFIT PLANS. East has previously provided or made available to West a copy or description of each employee benefit plan maintained by East or any East Subsidiary that provides retirement, pension, health care, long-term disability income, workers compensation, life insurance and any other postretirement benefits that, as of the date hereof, covers any employee of East or the East Subsidiaries and a copy or description of each employment, severance, bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, phantom stock, performance unit, change-in-control, or other similar agreement (collectively, the "East Benefit Plans") with any director or employee of East or the East Subsidiaries. Each East Benefit Plan complies and has been administered in form and in operation in all material respects with all requirements of law to the extent applicable and no notice has been issued by any governmental authority questioning or challenging such compliance. Except as set forth in the East Disclosure Schedule, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby constitutes or will constitute an event under any East Benefit Plan that may result in any payment by East or any East Subsidiary, any restriction or limitation upon the assets of any East Benefit Plan, any acceleration of payment or vesting, increase in benefits or compensation, or forgiveness of any loan from or other commitment to East or any East Subsidiary.

     SECTION 3.14 INTELLECTUAL PROPERTY. East and the East Subsidiaries own, free of Liens, or have a valid license to use, all of the Intellectual Property used in the conduct of the businesses of East and the East Subsidiaries, subject to the terms and conditions of the East License Agreement with respect to the Intellectual Property that is the subject matter thereof. None of such Intellectual Property has been or is the subject of any pending, or to the knowledge of East, threatened adverse claim, litigation or claim of infringement based on the use thereof by East or any East Subsidiary or a third party. Neither East nor any East Subsidiary has received any notice contesting East's or the East Subsidiaries' right to use any of such Intellectual Property and, to the knowledge of East, neither East nor any East Subsidiary has infringed upon or misappropriated any intellectual property rights of third parties. The consummation of the Merger will not result in the loss of any rights by East or any East Subsidiaries of any of its or their rights in such Intellectual Property.

     SECTION 3.15 EAST MATERIAL CONTRACTS. Except as disclosed in the East SEC Documents filed prior to the date hereof, neither East nor any East Subsidiary: is a party to or bound by (a) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), or (b) any non-competition agreement or any other agreement or obligation that purports to limit in any respect the manner in which, or the localities in which, all or any substantial portion of the business of East or the East Subsidiaries would be conducted.

     SECTION 3.16 ENVIRONMENTAL MATTERS. Except as set forth in the East SEC Documents, East has no knowledge of (a) any violation of Environmental Laws relating to any property of East or any East Subsidiary, (b) the release or potential release of Hazardous Materials on or from any such property, in violation of any Environmental Laws, (c) underground storage tanks located on any property, or (d) asbestos in or on any such property which would, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of East to consummate the transactions contemplated by this Agreement. Except as set forth in the East Disclosure Schedule, neither East nor any East Subsidiary has manufactured, introduced, released or discharged from or onto any such property any Hazardous Materials or any toxic wastes, substances or materials (including asbestos) in violation of any Environmental Laws, and neither East nor any East Subsidiary has used any such property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials, in violation of any Environmental Laws which would, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of East to consummate the transactions contemplated by this Agreement.

     SECTION 3.17 INSURANCE. East or the East Subsidiaries maintain insurance coverage for East and the East Subsidiaries and their respective properties and assets of a type and in amounts typical of similar companies engaged in the respective businesses in which East and the East Subsidiaries are engaged. All such insurance policies are (a) in full force and effect, and with respect to all policies neither of East nor any East Subsidiary is delinquent in the payment of any premiums thereon, and no notice of cancellation or termination has been received with respect to any such policy, and (b) are sufficient for compliance with all requirements of law and of all agreements to which East or the East Subsidiaries are a party or otherwise bound and are valid, outstanding, collectable, and enforceable policies and will remain in full force and effect through the Closing Date, except, and the case of either clause (a) or (b), in such manner as would not, alone or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of East to consummate the transactions contemplated by this Agreement. Neither East nor any East Subsidiary has received written notice within the last 12 months from any insurance company or board of fire underwriters of any defects or inadequacies that would materially adversely affect the insurability of, or cause any material increase in the premiums for, insurance covering, either East or any East Subsidiary or any of their respective properties or assets that have not been cured or repaired to the satisfaction of the party issuing the notice.

     SECTION 3.18 BROKERS AND FINDERS. East has not employed any broker, finder, other intermediary, or financial advisor in connection with the transactions contemplated by this Agreement which would be entitled to any brokerage, finder's or similar fee or commission, or financial advisory fee, in connection with this Agreement or the transactions contemplated hereby, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by East (pursuant to fee agreement, a copy of which has been provided to West).

     SECTION 3.19 INVESTMENT COMPANY ACT. Neither East nor any of the East Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

     SECTION 3.20 HSR ACT. For purposes of determining compliance with the HSR Act, East confirms that the conduct of its businesses consists solely of investing in, owning, operating and developing real estate for the benefit of its shareholders.

     SECTION 3.21 EAST RIGHTS AGREEMENT. East has taken all action required so that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not enable or require the East Rights to be separated from the shares of East Common Stock with which the East Rights are associated, or to be distributed, exercisable, exercised, or nonredeemable.

     SECTION 3.22 STATE ANTITAKEOVER LAWS NOT APPLICABLE. By virtue of provisions in East's Articles of Incorporation or Bylaws validly adopted under
Section 3-603(e)(1)(iii) or Section 3-702(b) of the MGCL, neither Section 3-602 of the MGCL nor Subtitle 7 of the MGCL (Sections 3-701 through 3-709 of the MGCL) applies to this Agreement or the Merger or the other transactions contemplated hereby. Other than Section 3-602 and Subtitle 7 of the MGCL, no state takeover statute or similar statute or regulation of the State of Maryland (and, to the knowledge of East, of any other state or jurisdiction) applies or purports to apply to this Agreement or the Merger or other transactions contemplated hereby and no provision of the Articles of Incorporation, Bylaws or other governing instruments of East or any East Subsidiary or the terms of any rights plan or agreement of East (other than the East Rights Agreement) would, directly or indirectly, restrict or impair the ability of West to vote, or otherwise to exercise the rights of a shareholder with respect to, securities of East and the East Subsidiaries that may be acquired or controlled by West or permit any shareholder to acquire securities of East, any East Subsidiary, West, or any West Subsidiary on a basis not available to West in the event that West were to acquire securities of East.

     SECTION 3.23 REQUIRED EAST VOTE. The East Shareholders Approval, being the affirmative vote of a majority of the outstanding shares of East Common Stock entitled to vote, voting separately as a class, is the only vote of the holders of any class or series of East's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

     SECTION 3.24 BOARD RECOMMENDATION. The East Board, at a meeting duly called and held, has by a unanimous vote of those directors present (who constituted 100% of the directors then in office), including the unanimous vote of the "Independent Directors" (as defined in East's Articles of Incorporation), (i) determined and declared that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of East and the shareholders of East, and (ii) resolved to recommend that the holders of East Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

     SECTION 3.25 OPINION OF FINANCIAL ADVISOR. A special committee of the East Board has received the opinion of Morgan Stanley & Co. Incorporated, dated the date of this Agreement, to the effect that the Exchange Ratio is fair, from a financial point of view, to the holders of East Common Stock other than the Shareholder.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF WEST

     West represents and warrants to East as follows:

     SECTION 4.1 ORGANIZATION AND QUALIFICATION. West and each of the West Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power, corporate or otherwise, and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as it is proposed by it to be conducted. Each of West and the West Subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would, alone or in the aggregate, not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement. True, accurate and complete copies of each of the Restated Declaration of Trust and Bylaws of West, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to East.

     SECTION 4.2   CAPITALIZATION.

     (a) The authorized capital of West consists of 150,000,000 shares of beneficial interest. As of the date of this Agreement, except as set forth in the West Disclosure Schedule, there are (i) 93,005,031.92 shares of West Common Stock, 5,133,215 shares of West Series A Preferred Stock, and 4,200,000 shares of West Series B Preferred Stock issued and outstanding, (ii) no shares of West Common Stock, West Series A Preferred Stock, or West Series B Preferred Stock held in the treasury of West or held by any West Subsidiary; (iii) 3,879,791 shares of West Common Stock reserved for issuance upon exercise of authorized but unissued West Stock Options; (iv) 1,898,209 shares of West Common Stock issuable upon exercise of outstanding West Stock Options; (v) 820,132 shares of West Common Stock issued and outstanding (and included in the number stated in clause (i) above) subject to restrictions under the West Stock Purchase Plan; (vi) 200,000 shares of West Common Stock reserved for issuance as employer matching contributions under West's 401(k) Savings Plan; (vii) 930,050 shares of West Junior Preferred Stock, none of which is outstanding, authorized for issuance and purchasable upon exercise of West Rights. Except as set forth above or in the West Disclosure Schedule, no shares of capital stock or other equity securities of West are issued, reserved for issuance, or outstanding. All of the issued and outstanding shares of West Common Stock, West Series A Preferred Stock, and West Series B Preferred Stock are, and all shares of West Common Stock and West New Preferred Stock issued pursuant to this Agreement will be when so issued, duly authorized, validly issued, fully paid, and, except as set forth in the West Disclosure Schedule, nonassessable and free of preemptive rights. All shares of West Common Stock and West New Preferred Stock issued pursuant to this Agreement will be, when so issued, registered under the Securities Act for such issuance and registered under the Exchange Act, registered or exempt from registration under any applicable state securities laws for such issuance, and listed on the Exchange, subject to official notice of issuance.

     (b) Except as set forth in Section 4.2(a), or as contemplated by this Agreement, or as set forth in the West Disclosure Schedule, as of the date hereof there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating West to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or obligating West to grant, extend or enter into any such agreement or commitment; provided, however, that the foregoing shall not apply to the adoption by West of any incentive plan providing for grants of options or restricted shares to directors and employees nor to any grant of options or restricted shares thereunder. Except for the West Investor Agreement or as contemplated by this Agreement, there are no voting trusts, proxies or other agreements or understandings to which West is a party or by which West is bound with respect to the voting of any West Common Shares. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of West having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of West may vote. Other than the West Stock Options, there are no outstanding contractual obligations, commitments, understandings or arrangements of West or any West Subsidiary to repurchase, redeem or otherwise acquire or make any payment in respect of or measured or determined based on the value or market price of any shares of capital stock of the West or any West Subsidiary. Except as set forth in the West Disclosure Schedule, there are no agreements or arrangements pursuant to which West is or could be required to register shares of West Common Stock or other securities under the Securities Act on behalf of any person other than Shareholder. West has delivered or made available to East a complete and correct copy of the West Rights Agreement, as amended to the date of this Agreement.

     (c) All of the outstanding shares of capital stock of the West Subsidiaries have been validly issued and are fully paid and, except as set forth in the West Disclosure Schedule, nonassessable, and are owned by West free and clear of all Liens. Except for shares of the West Subsidiaries or as set forth in the West Disclosure Schedule, West does not own, directly or indirectly, any capital stock or other equity or ownership interest in any entities. West owns good and marketable title to the stock of each of the West Subsidiaries owned by it and each West Subsidiary owns good and marketable title to the securities of each other West Subsidiary owned by it, in each case free and clear of all Liens.

     (d) Except as set forth in the West Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating West or the West Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the West Subsidiaries or obligating West or the West Subsidiaries to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which West or the West Subsidiaries is a party or is bound with respect to the voting of any shares of the West Subsidiaries.

     SECTION 4.3   AUTHORITY; NON-CONTRAVENTION; APPROVALS.

     (a) West has full power, trust or otherwise, and authority to enter into this Agreement and, subject to the West Shareholders Approval and West Required Statutory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by West of the transactions contemplated hereby have been duly authorized by the West Board and no other proceedings on the part of West are necessary to authorize the execution and delivery of this Agreement by West and the consummation by West of the transactions contemplated hereby, except for the obtaining of the West Shareholders Approval and the West Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by West, and, assuming the due authorization, execution and delivery hereof by East, constitutes a valid and binding agreement of West enforceable against West in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or (ii) general equitable principles.

     (b) The execution and delivery of this Agreement by West do not, and the consummation by West of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of West under any of the terms, conditions or provisions of, (i) subject to obtaining the West Shareholders Approval, West's Declaration of Trust or Bylaws, (ii) subject to obtaining the West Required Statutory Approvals and West Shareholders Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to West or any West Subsidiary or any of their respective properties or (iii) subject to obtaining any consent or waiver set forth in the West Disclosure Schedule (the "West Required Consents"), any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which West or any West Subsidiary is now a party or by which West or any West Subsidiary may be bound, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations, put rights, or creations of Liens that would not, alone or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement.

     (c) Except for (i) any filings by the parties hereto that may be required by the HSR Act, (ii) the filing of the Registration Statement, including the Proxy Statement and Prospectus, with the SEC pursuant to the Securities Act and the Exchange Act, and the declaration of the effectiveness thereof by the SEC and any filings that may be required with various state blue sky authorities,
(iii) the filing of the Articles of Merger with, and the acceptance thereof for recording by, the SDAT, (iv) any required filings with or approvals from applicable federal or state environmental authorities and (v) any required filings with or approvals from applicable federal or state housing authorities (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "West Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by West or the consummation by West of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, alone or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement.

     SECTION 4.4 DISCLOSURE AND FINANCIAL STATEMENTS. West has filed all required reports, schedules, forms, registration statements and other documents with the SEC since January 1, 1996 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "West SEC Documents"). As of their respective dates, the West SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such West SEC Documents, and none of the West SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of West included in the West SEC Documents (the "West SEC Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of West and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

     SECTION 4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997 through the date hereof, and except as set forth in the West Disclosure Schedule or disclosed in any West SEC Documents, there has not been (a) any material adverse change or any event which would reasonably be expected to result in a material adverse change, individually or in the aggregate, in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole, provided, however, that a material adverse change shall not include any
(i) changes, effects, conditions, events or circumstances that affect the real estate industry generally (including tax, legal and regulatory changes) or (ii) changes arising from the consummation of the Merger or the announcement of the execution of this Agreement; or (b) any event which, if it had taken place after the date hereof, would not have been permitted by Section 5.2 without the prior consent of East.

     SECTION 4.6 REGISTRATION STATEMENT AND PROXY STATEMENT AND PROSPECTUS. None of the information supplied or to be supplied by West for inclusion or incorporation by reference in (a) the Registration Statement or (b) the Proxy Statement and Prospectus will, in the case of the Proxy Statement and Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and Prospectus and any amendments thereof or supplements thereto, and at the time of the meetings of the shareholders of East and West to be held in connection with the transactions contemplated by this Agreement or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by West with respect to information supplied by East for inclusion or incorporation therein. The Registration Statement and Proxy Statement and Prospectus will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 4.7   TAXES. Except as set forth in the West Disclosure Schedule:

     (a) Each of West and the West Subsidiaries has timely filed, or shall timely file, with the appropriate governmental authorities all Tax Returns required to be filed by it (either separately or as a member of any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law (a "West Affiliated Group")) for all periods ending on or prior to the Closing, except to the extent of any Tax Returns for which an extension of time for filing has been properly filed. Each such return and filing is complete and correct in all material respects. All Taxes shown on a Tax Return as owed by West or the West Subsidiaries have been paid. No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations of West or the West Subsidiaries which (i) reasonably could be expected to result in an adjustment to the liability for Taxes such period examined, or (ii) by application of similar principles, reasonably could be expected to result in an adjustment to the liability for Taxes for any period not so examined. All Taxes which West or any West Subsidiary is required by law to withhold or collect, including Taxes required to have been withheld in connection with amount paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose. There are no Liens For Taxes upon the Assets of West or the West Subsidiaries except for statutory Liens For Taxes not yet due.

     (b) None of West, the West Subsidiaries or the West Affiliated Group has filed for an extension of a statute of limitations with respect to any Tax and no governmental authorities have requested an extension of the statute of limitations with respect to any Tax. The Tax Returns of West, the West Subsidiaries and the West Affiliated Group are not being and have not been examined or audited by any taxing authority for any past year or periods. None of West, the West Subsidiaries or the West Affiliated Group is a party to any pending action or any formal or informal proceeding by any taxing authority for a deficiency, assessment or collection of Taxes, and no claim for any deficiency, assessment or collection of Taxes has been asserted, or, to the knowledge of West, threatened against it, including claims by any taxing authority in a jurisdiction where West and the West Subsidiaries do not file tax returns that any of them is or may be subject to taxation in that jurisdiction.

     (c) Each of West and the West Subsidiaries has properly accrued on its respective financial statements all Taxes due for which West or the West Subsidiaries may be liable, whether or not shown on any Tax Return as being due (including by reason of being a member of a West Affiliated Group or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity). West and the West Subsidiaries have established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable.

     (d)  Neither West nor the West Subsidiaries (i) has filed a consent under
Section 341(f) of the Code concerning collapsible corporations, or (ii) is a party to any Tax allocation or sharing agreement other than a tax sharing agreement between the West Subsidiaries and West.

     (e) The West Affiliated Group of which West and any West Subsidiary is or was a member has duly and timely filed all Tax Returns that it was required to file for each taxable period during which West and any such West Subsidiary was a member of the group. All such Tax Returns were complete and correct in all material respects and all Taxes owed by the West

Affiliated Group, whether or not shown on any Tax Return, have been paid for each taxable period during which West and any West Subsidiary was a member of the group.

     (f) Except as set forth in the West Disclosure Schedule, West does not have any liability for the Taxes of any person other than West and the West Subsidiaries and the West Subsidiaries do not have any liability for the Taxes of any person other than West and the West Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

     (g) Neither West nor the West Subsidiaries has made any payments, is obligated to make any payments, or is a party to an agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code. West and the West Subsidiaries have disclosed to the IRS all positions taken on its federal income tax returns which could give rise to a substantial understatement of tax under Section 6662 of the Code.

     (h) For all taxable years commencing with the taxable year ended December 31, 1963 through the taxable year ended December 31, 1997, West has been organized in conformity with the qualifications as a REIT (within the meaning of the Code) and has satisfied all requirements to qualify as a REIT for such years. West has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1998, and has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or, to West's knowledge, threatened. Each West Subsidiary that is a partnership, joint venture or limited liability company has been treated during and since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation. Each West Subsidiary that is both (i) a corporation for federal income tax purposes and (ii) with respect to which all of the outstanding capital stock is owned solely by West (or solely by a West Subsidiary that is a corporation wholly owned by West) is a "qualified REIT subsidiary" as defined in Section 856(i) of the Code.

     SECTION 4.8 ABSENCE OF UNDISCLOSED LIABILITIES. Neither West nor any West Subsidiary had, at December 31, 1997, and neither has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature (other than ordinary and recurring operating expenses)
(a) except liabilities, obligations or contingencies which are accrued or reserved against in the West SEC Financial Statements or reflected in the notes thereto, and (b) as incurred in connection with the transactions contemplated by this Agreement, and (c) except for any liabilities, obligations or contingencies which (i) would not be, alone or in the aggregate, reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement, or (ii) have been discharged or paid in full prior to the date hereof.

     SECTION 4.9 LITIGATION. Except as disclosed in the West SEC Documents or the West Disclosure Schedule, there are no claims, suits, actions or proceedings pending or, to West's knowledge, threatened, against, relating to or affecting West or any West Subsidiary or any of their respective properties or assets before or by any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected to have, alone or in the aggregate with all such claims, actions or proceedings, a material adverse effect on the business, operations, properties, assets, condition (financial or other) results of operations or prospects of West or the West Subsidiaries, taken as a whole, or to prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement. Neither West nor any West Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement.

     SECTION 4.10 NO VIOLATION OF LAW. Neither West nor any West Subsidiary is in violation of or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement. Neither West nor any of the West Subsidiaries is in violation or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement. No investigation or review of West or any West Subsidiary by any governmental or regulatory body or authority is pending or, to the knowledge of West, threatened, nor has any governmental or regulatory body or authority indicated to West or any West Subsidiary an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement. Each of West and the West Subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted and as proposed by West or any West Subsidiary to be conducted, except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement.

     SECTION 4.11 WEST PROPERTIES. Except as disclosed in the West SEC Documents, each of West and the West Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such West SEC Documents as being owned by West or one of the West Subsidiaries or acquired after the date thereof which are, alone or in the aggregate, material to West's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Liens except (1) statutory Liens securing payments not yet due and (2) such imperfections or irregularities of title or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair the business operations presently conducted at such properties, and (B) all real property mortgages and deeds of trust, and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such West SEC Documents or acquired after the date thereof which are, alone or in the aggregate, material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to West's knowledge, the lessor.

     SECTION 4.12 LABOR MATTERS. Neither West nor any West Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is West or any West Subsidiary the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving West or any West Subsidiary pending, or, to West's knowledge, threatened, any of which would, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement.

     SECTION 4.13 EMPLOYEE BENEFIT PLANS. Each employee benefit plan maintained by West or any West Subsidiary ("West Benefit Plans") that provides retirement, pension, health care, long-term disability income, workers compensation, life insurance and any other postretirement benefits that, as of the date hereof, covers any employee of West or the West Subsidiaries complies and has been administered in form and in operation in all material respects with all applicable requirements of law and no notice has been issued by any governmental authority questioning or challenging such compliance. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby constitutes or will constitute an event under any West Benefit Plan that may result in any payment by West or any West Subsidiary, any restriction or limitation upon the assets of any West Benefit Plan, any acceleration of payment or vesting, increase in benefits or compensation, or forgiveness of any loan or other commitment to West or any West Subsidiary.

     SECTION 4.14 INTELLECTUAL PROPERTY. West and the West Subsidiaries own, free of Liens, or have a valid license to use, all of the Intellectual Property used in the conduct of the businesses of West and the West Subsidiaries, subject to the terms and conditions of the West License Agreement with respect to the Intellectual Property that is the subject matter thereof. None of such Intellectual Property has been or is the subject of any pending adverse claim, or to the knowledge of West, any threatened litigation or claim of infringement based on the use thereof by West or any West Subsidiary or a third party. Neither West nor any West Subsidiary has received any notice contesting West's or the West Subsidiaries' right to use any of such Intellectual Property, and, to the knowledge of West, neither West nor any West Subsidiary has infringed upon or misappropriated any intellectual property rights of third parties. The consummation of the Merger will not result in the loss by West or any West Subsidiaries of any of it or their rights in such Intellectual Property.

     SECTION 4.15 WEST MATERIAL CONTRACTS. Except as disclosed in the West SEC Documents filed prior to the date hereof, neither West nor any West Subsidiary is a party to or bound by (a) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), or (b) any non-competition agreement or any other agreement or obligation that purports to limit in any respect the manner in which, or the localities in which, all or any substantial portion of the business of West or the West Subsidiaries would be conducted.

     SECTION 4.16 ENVIRONMENTAL MATTERS. Except as set forth in the West SEC Documents, West has no knowledge of (a) any violation of Environmental Laws relating to any property of West or any West Subsidiary, (b) the release or potential release of Hazardous Materials on or from any such property, in violation of any Environmental Laws, (c) underground storage tanks located on any property, or (d) asbestos in or on any such property which would, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of East to consummate the transactions contemplated by this Agreement. Except as set forth in West Disclosure Schedule, neither West nor any West Subsidiary has manufactured, introduced, released or discharged from or onto any such property any Hazardous Materials or any toxic wastes, substances or materials (including asbestos) in violation of any Environmental Laws, and neither West nor any West Subsidiary has used any such property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials, in violation of any Environmental Laws which would, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of East to consummate the transactions contemplated by this Agreement.

     SECTION 4.17 INSURANCE. West or the West Subsidiaries maintain insurance coverage for West and the West Subsidiaries and their respective properties and assets of the types and in amounts typical of similar companies engaged in the respective businesses in which West and the West Subsidiaries are engaged. All such insurance policies are (a) in full force and effect, and with respect to all policies neither West nor any West Subsidiary is delinquent in the payment of any premiums thereon, and no notice of cancellation or termination has been received with respect to any such policy, and (b) are sufficient for compliance with all requirements of law and of all agreements to which West or the West Subsidiaries are a party or otherwise bound and are valid, outstanding, collectable, and enforceable policies and will remain in full force and effect through their respective policy periods, except, and the case of either clause
(a) or (b), in such manner as would not, alone or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations properties, assets, condition (financial or other), results of operations or prospects of West and West Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement. Neither West nor any West Subsidiary has received written notice within the last 12 months from any insurance company or board of fire underwriters of any defects or inadequacies that would materially adversely affect the insurability of, or cause any material increase in the premiums for insurance covering, either West or any West Subsidiary or any of their respective properties or assets that have not been cured or repaired to the satisfaction of the party issuing the notice.

     SECTION 4.18 BROKERS AND FINDERS. West has not employed any broker, finder, other intermediary, or financial advisor in connection with the transactions contemplated by this Agreement that would be entitled to any brokerage, finder's or similar fee or commission, or financial advisory fee, in connection with this Agreement or the transactions contemplated hereby, other than Goldman, Sachs & Co., whose fees and expenses will be paid by West.

     SECTION 4.19 INVESTMENT COMPANY ACT. None of West nor any of the West Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

     SECTION 4.20 HSR ACT. For purposes of determining compliance with the HSR Act, West confirms that conduct of its businesses consists solely of investing in, owning, operating and developing real estate for the benefit of its shareholders.

     SECTION 4.21 WEST RIGHTS AGREEMENT. West has taken all action so that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not enable or require the West Rights to be separated from the shares of West

Common Stock with which the West Rights are associated, or to be distributed, exercisable, exercised, or nonredeemable.

     SECTION 4.22 STATE ANTITAKEOVER LAWS NOT APPLICABLE. By virtue of provisions in West's Declaration of Trust, Bylaws or resolutions of the West Board validly adopted under Section 3-603(e)(1) or Section 3-702(b) of the MGCL, neither Section 3-602s of the MGCL nor Subtitle 7 of the MGCL (Sections 3-701 through 3-709 of the MGCL) applies to this Agreement or the Merger or the other transactions contemplated hereby. Other than Section 3-602 and Subtitle 7 of the MGCL, no state takeover statute or similar statute or regulation of the State of Maryland (and, to the knowledge of West, of any other state or jurisdiction) applies or purports to apply to this Agreement or the Merger or other transactions contemplated hereby.

     SECTION 4.23 REQUIRED WEST VOTE. The West Shareholders Approval (including the requisite shareholder approval of West's Amended and Restated Declaration of Trust necessary to consummate the Merger), being the affirmative vote of two thirds of the outstanding shares of West Common Stock entitled to vote, voting separately as a class, is the only vote of the holders of any class or series of West's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

     SECTION 4.24 BOARD RECOMMENDATION. The West Board, at a meeting duly called and held, has by a unanimous vote of those trustees present (who constituted 100% of the trustees then in office), including the unanimous vote of the "Independent Trustees" (as defined in West's Declaration of Trust), (i) determined and declared that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of West and the shareholders of West, and (ii) resolved to recommend that the holders of West Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

     SECTION 4.25 OPINION OF FINANCIAL ADVISOR. A special committee of the West Board has received the opinion of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that the Exchange Ratio is fair, from a financial point of view, to West and to the holders of West Common Stock other than the Shareholder.

                                   ARTICLE V
                   CONDUCT OF BUSINESSES PENDING THE CLOSING

     SECTION 5.1 CONDUCT OF BUSINESS BY EAST. From the date of this Agreement to the Effective Time (except as otherwise specifically required by the terms of this Agreement), East shall, and shall cause the East Subsidiaries to, act and carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use their best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, lessors, lessees, and others having business dealings with them, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time, East shall not, and shall not permit any of the East Subsidiaries to, without the prior consent of the West:

     (a) (i) except as contemplated by Section 5.3, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned East Subsidiary to its parent and the declaration and payment by East of regular quarterly cash dividends on East Common Stock in an amount not in excess of $.40 per share and regular quarterly cash dividends on East Series A Preferred Stock in an amount not exceeding $.53906 per share, in each case with usual record and payment dates for such dividends in accordance with East's past dividend practices, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of East or any East Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities other than in accordance with East's 1997 Long-Term Incentive Plan or the redemption of the East Rights in accordance with the East Rights Agreement;

     (b) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of any East Subsidiary, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), or contractual obligation valued or measured by the value or market price of East Common Stock (other than (y) the issuance of East Common Stock upon the exercise of East Stock Options outstanding on the date of this Agreement and in accordance with their present terms or pursuant to East's 401(k) Savings Plan and in accordance with its terms or (z) the issuance of East securities pursuant to the East Rights Agreement, such issuances being referred to herein as "East Permitted Changes");

     (c) amend its articles or certificate of incorporation, by-laws or other comparable charter or organizational documents;

     (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof;

     (e) sell, lease, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material, alone or in the aggregate, to East and the East Subsidiaries, taken as a whole, except sales, leases, mortgages, or other encumbrances or Liens of properties or assets in the ordinary course of business consistent with past practice;

     (f) except in connection with interim financing for the acquisition of portfolio properties referred to in the East Disclosure Schedule, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of East or any East Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to East or any direct or indirect wholly owned East Subsidiary;

     (g) acquire or agree to acquire any assets that are material, alone or in the aggregate, to East and the East Subsidiaries, taken as a whole, or make or agree to make any capital expenditures except in the ordinary course of business consistent with past practice or in connection with the acquisition of portfolio properties referred to in the East Disclosure Schedule; pay, discharge or satisfy any claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof,
(ii) liabilities reflected or reserved against in, or contemplated by, the most recent consolidated audited financial statements (or the notes thereof) of East included in the East SEC Documents, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

     (h) adopt or amend in any material respect (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee or, other than increases for individuals (other than officers and directors) in the ordinary course of business consistent with past practice; increase the compensation or fringe benefits of any director, employee or former director or employee; pay any benefit not required by any existing plan, arrangement or agreement, grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under any severance or termination pay policies in effect on the date hereof, other than any such increase or acceleration provided for under the East Benefit Plans as in effect on the date of this Agreement;

     (i) change any material accounting principle used by it, except for such changes as may be required to be implemented following the date of this Agreement pursuant to generally accepted accounting principles or rules and regulations of the SEC promulgated following the date hereof;

     (j) take any action that would, or is reasonably likely to, result in any of its representations and warranties in this Agreement becoming untrue, or in any of the conditions to the Merger set forth in Article VII not being satisfied;

     (k) except in the ordinary course of business and consistent with past practice, make any tax election or settle or compromise any federal, state, local or foreign income tax liability; or

     (l) authorize any of, or commit or agree to take any of, the foregoing actions.

     SECTION 5.2 CONDUCT OF BUSINESS BY WEST. From the date of this Agreement to the Effective Time (except as specifically required by the terms of this Agreement), West shall, and shall cause the West Subsidiaries to, act and carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use their best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, lessors, lessees, and others having business dealings with them, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time, West shall not, and shall not permit any of West Subsidiaries to, without the prior consent of East:

     (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned West Subsidiary to its parent and the declaration and payment by West of regular quarterly cash dividends on West Common Stock in an amount not in excess of $.34 per share and regular quarterly cash dividends on West Series A Preferred Stock and West Series B Preferred Stock in amounts not exceeding $.457946 and $.5625, respectively, per share, in each case with usual record and payment dates for such dividends in accordance with West's past dividend practices, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of West or any West Subsidiary or any other securities thereof or any rights, warrants, or options to acquire any such shares or other securities other than in accordance with West's 1997 Long-Term Incentive Plan or the redemption of the West Rights in accordance with the West Rights Agreement;

     (b) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of any West Subsidiary, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), or contractual obligation valued or measured by the value or market price of West Common Stock (other than (x) the issuance of West Common Stock in accordance with West's 1998 Dividend Reinvestment and Share Purchase Plan, (y) the issuance of West Common Stock upon the exercise of West Stock Options outstanding on the date of this Agreement and in accordance with their present terms or pursuant to West's 401(k) Savings Plan and in accordance with its terms or (z) the issuance of West securities pursuant to the West Rights Agreement, such issuances being referred to herein as "West Permitted Changes");

     (c) amend its Declaration of Trust, except as contemplated by this Agreement or as required to allow for the consummation of the Merger (including such amendment as required to create the series of West New Preferred Stock as contemplated by the Articles of Merger);

     (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof, unless such transaction would not reasonably be expected to materially delay or impede the consummation of the Merger;

     (e) sell, lease, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material, alone or in the aggregate, to West and the West Subsidiaries, taken as a whole, except sales, leases, mortgages, or other encumbrances or Liens of properties or assets in the ordinary course of business consistent with past practice;

     (f) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of West or any West Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to West or any direct or indirect wholly owned West Subsidiary;

     (g) acquire or agree to acquire any assets that are material, alone or in the aggregate, to West and the West Subsidiaries, taken as a whole, or make or agree to make any capital expenditures except in the ordinary course of business consistent with past practice; pay, discharge or satisfy any claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, (ii) liabilities reflected or reserved against in, or contemplated by, the most recent consolidated audited financial statements (or the notes thereof) of West included in the West SEC Documents, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

     (h) adopt or amend in any material respect (except as may be required by law) any bonus, profit sharing, compensation, share option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director, trustee, or former director, trustee, or employee or, other than increases for individuals (other than officers and directors) in the ordinary course of business consistent with past practice; increase the compensation or fringe benefits of any director, trustee, employee or former director, trustee or employee; pay any benefit not required by any existing plan, arrangement or agreement, grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under any severance or termination pay policies in effect on the date hereof, other than any such increase or acceleration provided for under the West Benefit Plans as in effect on the date of this Agreement;

     (i) change any material accounting principle used by it, except for such changes as may be required to be implemented following the date of this Agreement pursuant to generally accepted accounting principles or rules and regulations of the SEC promulgated following the date hereof;

     (j) take any action that would, or is reasonably likely to, result in any of its representations and warranties in this Agreement becoming untrue, or in any of the conditions to the Merger set forth in Article VII not being satisfied;

     (k) except in the ordinary course of business and consistent with past practice, make any tax election or settle or compromise any federal, state, local or foreign income tax liability; or

     (l) authorize any of, or commit or agree to take any of, the foregoing actions.

     SECTION 5.3 COORDINATION OF DIVIDENDS. The first customary quarterly dividend to be paid by West on West Common Stock after the Effective Time shall be in the amount of $.355 per share. West and East shall coordinate with each other the payment of dividends with respect to West Common Stock and East Common Stock after the date hereof, it being the intention of the parties that holders of West Common Stock and East Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of West Common Stock or East Common Stock or any shares of West Common Stock that any such holder receives in exchange for shares of East Common Stock in the Merger.

     SECTION 5.4   NO SOLICITATION.

     (a) Neither East nor any of the East Subsidiaries shall, nor shall East or any of the East Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives, advisors or subsidiaries to, directly or indirectly (a) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate the submission of inquiries, proposals or offers from any person relating to any acquisition or purchase of a substantial amount of assets of East or any of the East Subsidiaries (other than in the ordinary course of business) or of over 9.8% of any class of equity securities of East or any of the East Subsidiaries or any tender offer (including a self tender offer) or exchange offer that if consummated would result in any person beneficially owning 9.8% or more of any class of equity securities of East or any of the East Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving East or any of the East Subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (collectively, "East Alternative Proposals") or agree to or endorse any East Alternative Proposal, or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that the foregoing shall not prohibit East from (i) furnishing information concerning East and its businesses, properties or assets (pursuant to an appropriate confidentiality agreement customary under the circumstances) to a third party who has made an unsolicited East Alternative Proposal, (ii) engaging in discussions or negotiations with a third party who has made an unsolicited East Alternative Proposal, (iii) following receipt of an unsolicited East Alternative Proposal, taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its shareholders,
(iv) following receipt of an unsolicited East Alternative Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 3.24, and/or (v) engaging in discussions or negotiations with Shareholder regarding an unsolicited East Alterative Proposal from a third party, but in each case referred to in the foregoing clauses (i) through (iv) (not in the case of the foregoing clause (v)) only if and to the extent that the East Board shall have concluded in good faith, after consulting with and considering the advice of outside counsel, that such action is required by the East Board in the exercise of its fiduciary duties to the shareholders of East under applicable law; provided, further, that the Board of Directors of East shall not take any of the foregoing actions referred to in clauses (i) through (iv) (but not clause (v)) until after giving at least one business day's advance notice to West with respect to any of the actions specified in the foregoing clauses (i) through
(iv) that it shall take. In addition, if the East Board receives an unsolicited East Alternative Proposal, then East shall promptly inform West in writing of the material terms of such proposal and the identity of the person (or group) making it. East will immediately cease and cause to be terminated all existing activities, discussions or negotiations, if any, with any parties (other than Shareholder) conducted heretofore with respect to any of the foregoing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.4(a) by any director or executive officer of East or any of its subsidiaries or by any investment banker, financial adviser, attorney, accountant, or other representative of East or any of its subsidiaries shall be deemed to be a breach of this Section by East.

     (b) Neither West nor any of the West Subsidiaries shall, nor shall West or any of the West Subsidiaries authorize or permit any of its or their officers, trustees, directors, agents, representatives, advisors or subsidiaries to, directly or indirectly (a) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate the submission of inquiries, proposals or offers from any person relating to any acquisition or purchase of a substantial amount of assets of West or any of the West Subsidiaries (other than in the ordinary course of business) or of over 9.8% of any class of equity securities of West or any of the West Subsidiaries or any tender offer (including a self tender offer) or exchange offer that if consummated would result in any person beneficially owning 9.8% or more of any class of equity securities of West or any of the West Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving West or any of the West Subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (collectively, "West Alternative Proposals") or agree to or endorse any West Alternative Proposal, or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that the foregoing shall not prohibit West from (i) furnishing information concerning West and its businesses, properties or assets (pursuant to an appropriate confidentiality agreement customary under the circumstances) to a third party who has made an unsolicited West Alternative Proposal, (ii) engaging in discussions or negotiations with a third party who has made an unsolicited West Alternative Proposal, (iii) following receipt of an unsolicited West Alternative Proposal, taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its shareholders,
(iv) following receipt of an unsolicited West Alternative Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 4.24, and/or (v) engaging in discussions or negotiations with Shareholder regarding an unsolicited West Alterative Proposal from a third party, but in each case referred to in the foregoing clauses (i) through (iv) (not in the case of the foregoing clause (v)) only if and to the extent that the West Board shall have concluded in good faith, after consulting with and considering the advice of outside counsel, that such action is required by the West Board in the exercise of its fiduciary duties to the shareholders of West under applicable law; provided, further, that the West Board shall not take any of the foregoing actions referred to in clauses (i) through (iv) (but not clause (v)) until after giving at least one business day's advance notice to East with respect to any of the actions specified in the foregoing clauses (i) through (iv) that it shall take. In addition, if the Board of Trustees of West receives an unsolicited West Alternative Proposal, then West shall promptly inform East in writing of the material terms of such proposal and the identity of the person (or group) making it. West will immediately cease and cause to be terminated existing activities, discussions or negotiations, if any, with any parties (other than Shareholder) conducted heretofore with respect to any of the foregoing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.4(b) by any trustee or executive officer of West or any of its subsidiaries or by any investment banker, financial adviser, attorney, accountant, or other representative of West or any of its subsidiaries shall be deemed to be a breach of this Section by West.

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

     SECTION 6.1 ACCESS TO INFORMATION. Each of the parties shall afford to the other party and its respective accountants, counsel, financial advisors and other representatives (the "Representatives") full access during normal business hours throughout the period prior to the Closing to all properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) of such party, as appropriate, and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received pursuant to the requirements of federal or state securities laws or filed with the SEC in connection with the transactions contemplated by this Agreement, and (b) such other information concerning its business, properties and personnel as shall be reasonably requested; provided that no investigation pursuant to this Section 6.1 shall affect any representation or warranty made herein or the respective conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby. Each party shall promptly advise each other party in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of such party or its subsidiaries taken as a whole.

     SECTION 6.2 REGISTRATION STATEMENTS AND PROXY STATEMENT AND PROSPECTUS. West and East shall file with the SEC as soon as is reasonably practicable after the date hereof the Proxy Statement and Prospectus, shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable, and shall take any action required to be taken under applicable state blue sky or securities laws in connection with the Merger. West and East shall promptly furnish to each other all information, and take such other actions as may reasonably be requested in connection with any action by either of them in connection with this Section and shall cooperate with one another and use their respective best efforts to facilitate the expeditious consummation of the transactions contemplated by this Agreement. West shall also file with the SEC a registration statement on Form 8-A under the Exchange Act to register the West New Preferred Stock as soon as reasonably practicable after the date thereof and shall use all reasonable efforts to have such registration statement declared effective prior to the Closing Date.

     SECTION 6.3   LETTERS OF ACCOUNTANTS.

     (a) East shall use its best efforts to cause to be delivered to West two letters of Ernst & Young, East's independent public accountants, one dated a date within two business days before the date on which the Registration Statement shall become effective and one dated a date within two business days before the Closing Date, each addressed to West, in form and substance reasonably satisfactory to West and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     (b) West shall use its best efforts to cause to be delivered to East two letters of KPMG Peat Marwick LLP, West's independent public accountants, one dated a date within two business days before the date on which the Registration Statement shall become effective and one dated a date within two business days before the Closing Date, each addressed to East, in form and substance reasonably satisfactory to East and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     SECTION 6.4 SHAREHOLDERS APPROVAL. As soon as practicable following the date upon which the Registration Statement is declared effective by the SEC, West shall use its best efforts to obtain the West Shareholders Approval, including the requisite shareholder approval of amendments to West's Declaration of Trust necessary to consummate the Merger, and East shall use its best efforts to obtain the East Shareholders Approval. The West Board and East Board shall recommend to their respective shareholders the approval of this Agreement and the Merger and the other transactions contemplated hereby; provided, however, that (a) prior to the meeting of shareholders of East, the East Board may withdraw, modify or amend such recommendation to the extent permitted by the first proviso to Section 5.4(a) and subject to compliance with Section 5.4(a), and (b) prior to the meeting of shareholders of West, the West Board may withdraw, modify or amend such recommendation to the extent permitted by the first proviso to Section 5.4(b) and subject to compliance with Section 5.4(b).

     SECTION 6.5 AFFILIATE AGREEMENTS. East shall use its best efforts to cause each principal executive officer, each director, and each other person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (including Shareholder), of East to deliver to West on or prior to the Closing Date a written agreement (an "Affiliate Agreement") to the effect that such person will not offer to sell, sell or otherwise dispose of any West Stock or West New Preferred Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to West, is exempt from the registration requirements of the Securities Act.

     SECTION 6.6 EXCHANGE. West shall use its best efforts to effect, at or before the Closing Date, authorization for listing on the Exchange, upon official notice of issuance, the West Common Stock and West New Preferred Stock to be issued in the Merger.

     SECTION 6.7 EXPENSES. Except as provided in Section 8.3, whether or not the Merger is consummated, all fees and expenses (including financial advisory and other professional services fees) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those fees and expenses incurred in connection with filing, printing and distributing the Proxy Statement and Prospectus shall be shared equally by West and East.

     SECTION 6.8 AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, the parties hereto shall cooperate and use its respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, and under contracts giving rise to the East Required Consents or West Required Consents, to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to identify and obtain all necessary or appropriate waivers, consents and approvals, to effect all necessary registrations, filings and submissions (including, but not limited to, the East Required Statutory Approvals, West Required Statutory Approvals, any filings under federal and state securities laws and the HSR Act) and to lift any injunction or other legal bar to the transactions contemplated hereby (and, in such case, to proceed with such transactions as expeditiously as possible), subject, however, to obtaining the East Shareholders Approval and West Shareholders Approval. West agrees to expressly assume as of the Effective Time the obligations of East under the Indenture dated August 14, 1997 between East and State Street Bank and Trust Company, as trustee, by executing and delivering a supplemental indenture in accordance with the terms of such Indenture. In addition, each of West and East agrees to use all reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368 of the Code, to maintain the status of West as a "real estate investment trust" under the Code, and to obtain the tax opinions contemplated in Sections 7.1(e) and 7.1(f) from Mayer, Brown & Platt (including using all reasonable efforts to cause shareholders of East who own 5% or more of the outstanding East Common Stock to make such factual representations to Mayer, Brown & Platt as that firm may request in connection with its tax opinions).

     SECTION 6.9 PUBLIC STATEMENTS. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to review and approval by the other parties, except that prior review and approval shall not be required if, in the reasonable judgment of the party seeking to issue such release or public statement, prior review and approval would prevent the timely dissemination of such release or announcement in violation of any applicable law, rule, regulation or policy of the Exchange.

     SECTION 6.10 CORRECTIONS TO THE PROXY STATEMENT AND PROSPECTUS AND REGISTRATION STATEMENT. Prior to the date of the East Shareholders Approval and West Shareholders Approval, each of West and East shall correct promptly any information provided by it to be used specifically in the Proxy Statement and Prospectus and Registration Statement or relating to it and incorporated by reference into the Proxy Statement and Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy Statement and Prospectus or the Registration Statement so as to correct the same and to cause the Proxy Statement and Prospectus as so corrected to be disseminated to the shareholders of East and West, in each case to the extent required by applicable law.

     SECTION 6.11 UPDATED SCHEDULES. Each party shall deliver to the other party at least two days prior to the Closing Date updated schedules to this Agreement reflecting any changes in such party's scheduled items occurring from the date hereof to the Closing Date.

     SECTION 6.12 STANDSTILL AGREEMENTS; CONFIDENTIALITY AGREEMENTS. During the period from the date of this Agreement through the Effective Time, each of West and East shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its subsidiaries is a party. During such period, each of West and East shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any federal or state court having jurisdiction.

     SECTION 6.13  INDEMNIFICATION.

     (a) West agrees that all rights to indemnification from liabilities or acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of East and the East Subsidiaries as provided in their respective articles of incorporation or bylaws (or comparable organizational documents) and any indemnification agreements or arrangements of East and the East Subsidiaries shall survive the Merger and shall continue in full force and effect in accordance with their terms with respect to matters arising before the Effective Time. West shall pay any expenses of any indemnified person under this Section 6.13 in advance of the final disposition of any action, proceeding or claim relating to any such act or omission to the fullest extent permitted under the MGCL upon receipt from the applicable indemnified person to whom advances are to be advanced of any undertaking to repay such advances required under the MGCL. In addition, from and after the Effective Time, directors or officers of East who become trustees or officers of West will be entitled to the same indemnity rights and protections as are afforded to other trustees and officers of West.

     (b) In the event that West or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of West will assume the obligations set forth in this Section.

     (c) The provisions of this Section 6.13 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                                  ARTICLE VII
                                  CONDITIONS

     SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

     (a) The other party shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing and the representations and warranties of the other party shall be true and correct in all material respects on and as of (i) the date made and
(ii) the Closing Date with the same effect as if made on that date; and the other party shall have delivered a certificate of its chief executive officer or a co-chairman to that effect;

     (b) Each of the West Shareholders Approval (including the requisite approval of West's shareholders to West's Amended and Restated Declaration of Trust) and the East Shareholders Approval shall have been obtained;

     (c) The Form 8-A registration statement of West for the West New Preferred Stock shall have been declared effective by the SEC and the Registration Statement shall have become effective in accordance with the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been initiated or threatened by the Commission;

     (d) The shares of West Common Stock and West New Preferred Stock issuable in the Merger shall have been approved for listing on the Exchange, subject to notice of issuance;

     (e) Each of West and East shall have received a favorable opinion (in form and substance reasonably satisfactory to West and East, respectively) from Mayer, Brown & Platt (who may rely upon factual representations made by West, East, and shareholders of East who hold 5% or more of the outstanding East Common Stock) to the effect that for United States federal income tax purposes the Merger shall qualify as a reorganization within the meaning of Section 368 of the Code and that each of West and East will be a party to the reorganization within the meaning of Section 368(b) of the Code;

     (f) Each of West and East shall have received a favorable opinion (in form and substance reasonably satisfactory to West and East, respectively) from Mayer, Brown & Platt (who may rely upon factual representations made by West and East) to the effect that the consummation of the Merger and the performance of this Agreement will not jeopardize the status of West as a "real estate investment trust" under the Code;

     (g) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its best efforts to have any such injunction, order or decree lifted); and

     (h) Each of the East Required Statutory Approvals described in Section 3.3(c)(i) and (ii) and West Required Statutory Approvals described in Section 4.3(c)(i) and (ii) shall have been obtained and be in effect at the Closing, and the East Required Consents and West Required Consents shall have been obtained and be in effect at the Closing.

                                 ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of West and East:

     (a)  by mutual written consent of West and East;

     (b) by West or East, if the Merger shall not have been consummated on or before October 31, 1998 (the "Termination Date") (other than by reason of a breach by the party seeking to terminate this Agreement of its obligations hereunder);

     (c)  by West or East, if an injunction, order or decree described in
Section 7.1(g) shall be in effect and shall have become final and nonappealable, provided that the party seeking to terminate this Agreement has used its best efforts to have such injunction, order, or decree lifted;

     (d) unilaterally by West or East (i) if the other party (A) fails to perform any covenant or agreement in this Agreement in any material respect, and does not cure the failure in all material respects within 15 business days after the terminating party delivers written notice of the alleged failure or (B) fails to fulfill or complete a condition to the obligations of the terminating party (which condition is not waived) by reason of a breach by the non-terminating party of its obligations hereunder or (ii) if any condition to the obligations of the terminating party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to the Termination Date;

     (e) by West, if (1) East shall have exercised a right specified in the first proviso to Section 5.4 (a) with respect to an East Alternative Proposal and shall, directly or through Representatives, continue discussions with any third party concerning such East Alternative Proposal for more than 15 business days after the date of receipt of such East Alternative Proposal; or (2) (A) an East Alternative Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to East which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and (B) East shall not have rejected such proposal within 15 business days of its receipt or, if sooner, the date its existence first becomes publicly disclosed;

     (f) by East, if East validly exercises, pursuant to Section 5.4(a), the right specified in clause (iv) of the first proviso to Section 5.4(a);

     (g) by East, if (1) West shall have exercised a right specified in the first proviso to Section 5.4(b) with respect to a West Alternative Proposal and shall, directly or through Representatives, continue discussions with any third party concerning such West Alternative Proposal for more than 15 business days afer the date of receipt of such West Alternative Proposal; or (2) (A) a West Alternative Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to West which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and (B) West shall not have rejected such proposal within 15 business days of its receipt or, if sooner, the date its existence first becomes publicly disclosed; or

     (h) by West, if West validly exercises, pursuant to Section 5.4(b), the right specified in clause (iv) of the first proviso to Section 5.4(b);

provided, however, that any termination of this Agreement pursuant to this
Section 8.1 shall require the approval of the Special Committee of the Board of the terminating party.

     SECTION 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of any party hereto or their respective officers or directors or trustees (except as set forth in this Section 8.2 and in Sections 6.7 and 8.3). Nothing in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

     SECTION 8.3   PAYMENT UPON CERTAIN TERMINATIONS.

     (a)  In the event that this Agreement is terminated by East pursuant to
Section 8.1(f) or, after the date hereof but prior to any termination of this Agreement, East or the East Board shall have taken any action to make the East Rights Agreement inapplicable (through termination or otherwise) to any person other than West or Shareholder, then, concurrently with any such termination, East shall pay West, in accordance with Section 8.4, a fee equal to $25 million by wire transfer of same day funds, and East shall reimburse West its out-of-pocket expenses promptly upon request therefor.

     (b) In the event that (A) an East Pre-Termination Alternative Proposal Event (as defined below) shall occur and thereafter this Agreement is terminated by West pursuant to Section 8.1(e) and (B) prior to the date that is 12 months after the date of such termination East enters into any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any East Alternative Proposal, then East shall promptly, but in no event later than two business days after the date such agreement is entered into, pay West, in accordance with Section 8.4, a fee equal to $25 million by wire transfer of same day funds, and East shall reimburse West its out-of-pocket expenses promptly upon request therefor.

     (c) For purposes of Section 8.3(b), an "East Pre-Termination Alternative Proposal Event" shall be deemed to occur if an East Alternative Proposal shall have been made known to East or has been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an East Alternative Proposal. East acknowledges that the agreements contained in Section 8.3(a) and (b) are an integral part of the transactions contemplated by this Agreement, and that the amounts to be paid pursuant to Section 8.3(a) and (b) constitute liquidated damages and not a penalty.

     (d) In the event that this Agreement is terminated by West pursuant to
Section 8.1(h) or, after the date hereof but prior to any termination of this Agreement, West or the West Board shall have taken any action to make the West Rights Agreement inapplicable (through termination or otherwise) to any person other than East or Shareholder, then, concurrently with any such termination, West shall pay East, in accordance with Section 8.4, a fee equal to $25 million by wire transfer of same day funds, and West shall reimburse East its out-of-pocket expenses promptly upon request therefor.

     (e) In the event that (A) a West Pre-Termination Alternative Proposal Event (as defined below) shall occur and thereafter this Agreement is terminated by East pursuant to Section 8.1(g) and (B) prior to the date that is 12 months after the date of such termination West enters into any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any West Alternative Proposal, then West shall (1) promptly, but in no event later than two business days after the date such agreement is entered into, pay East, in accordance with Section 8.4, a fee equal to $25 million by wire transfer of same day funds, and West shall reimburse East its out-of-pocket expenses promptly upon request therefor.

     (f) For purposes of Section 8.3(e), a "West Pre-Termination Alternative Proposal Event" shall be deemed to occur if a West Alternative Proposal shall have been made known to West or has been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a West Alternative Proposal. West acknowledges that the agreements contained in Section 8.3(d) and (e) are an integral part of the transactions contemplated by this Agreement, and that the amounts to be paid pursuant to Section 8.3(d) and (e) constitute liquidated damages and not a penalty.

     SECTION 8.4  PAYMENT OF TERMINATION AMOUNT.

     (a) In the event that West or East (for purposes of this Section, the "Paying Party") is obligated to pay an amount pursuant to Section 8.3 (the "Section 8.3 Amount"), the Paying Party shall pay to the other party hereto (for purposes of this Section , the "Receiving Party"), from the applicable Section
8.3 Amount deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (m) the Section 8.3 Amount or (n) the sum of (1) the maximum amount that can be paid to the Receiving Party without causing the Receiving Party to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) or 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by the Receiving Party's certified public accountants, plus (2) in the event the Receiving Party receives either (X) a letter from the Receiving Party's counsel indicating that the Receiving Party has received a ruling from the U.S. Internal Revenue Service ("IRS") described in Section 8.4(b)(ii) or (Y) an opinion from the Receiving Party's counsel as described in Section 8.4(b)(ii), an amount equal to the
Section 8.3 Amount less the amount payable under clause (1) above. To secure the Paying Party's obligation to pay these amounts, the Paying Party shall deposit into escrow an amount in cash equal to the Section 8.3 Amount with an escrow agent selected by the Receiving Party and on such terms (subject to Section 8.4(b)) as shall be agreed upon by the Receiving Party and the escrow agent. The payment of deposit into escrow of the Section 8.3 Amount pursuant to this Section 8.4(a) shall be made on the date payment is due under Section 8.3 by wire transfer of same day funds.

     (b) The escrow agreement shall provide that the Section 8.3 Amount in escrow or any portion thereof shall not be released to the Receiving Party unless the escrow agent receives any one or combination of the following: (i) a letter from the Receiving Party's certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Receiving Party without causing the Receiving Party to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Receiving Party's accountants revising that amount, in which case the escrow agent shall release such amount to the Receiving Party, or (ii) a letter from the Receiving Party's counsel indicating that the Receiving Party received a ruling from the IRS holding that the receipt by the Receiving Party of the Section 8.3 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Receiving Party's legal counsel has rendered a legal opinion to the effect that the receipt by the Receiving Party of the Section 8.3 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Section 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Section 8.3 Amount to the Receiving Party. The Paying Party agrees to amend this Section 8.4 at the request of the Receiving Party in order to (x) maximize the portion of the Section 8.3 Amount that may be distributed to the Receiving Party hereunder without causing the Receiving Party to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Receiving Party's chances of securing a favorable ruling described in this Section 8.6(b) or (z) assist the Receiving Party in obtaining a favorable legal opinion from its counsel as described in this
Section 8.6(b); provided that the Receiving Party's legal counsel has rendered a legal opinion to the Receiving Party to the effect that such amendment would not cause the Receiving Party to fail to meet the requirements of Section 856(c)(2) or (3) of the Code. The escrow agreement shall also provide that any portion of the Section 8.3 Amount held in escrow for five years shall be released by the escrow agent to the Paying Party. The Paying Party shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement.

     (c) Notwithstanding anything to the contrary set forth in this Agreement, in the event that the Receiving Party is required to file suit to seek all or a portion of an amount pursuant to Section 8.3, it shall be entitled to all expenses, including attorneys' fees and expenses, which it has incurred in enforcing its rights hereunder, provided that payment of such expenses shall be subject to the limitations of Section 8.4(a) (determined as if such expenses were included in the Section 8.3 Amount).

     SECTION 8.5 AMENDMENT AND WAIVER. This Agreement may not be amended except by an instrument in writing signed on behalf of both of the parties hereto and in compliance with applicable law; provided, that, (a) this Agreement may not be amended in any material respect following the West Shareholders Approval or East Shareholders Approval; (b) at any time prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein (any agreement on the part of a party hereto to any such extension or waiver being valid if set forth in an instrument in writing signed on behalf of such party); and (c) the approval of each of the Special Committees shall be required for an amendment or modification of this Agreement and the approval of the Special Committee of the Board of the extending or waiving party shall be required for any extension by East or West of the time of the performance of any obligations or other acts of West or East and any waiver of any of West's or East's obligations under this Agreement.

                                  ARTICLE IX
                              GENERAL PROVISIONS

     SECTION 9.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via a recognized overnight courier with delivery confirmed in writing or sent via facsimile with confirmed receipt to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to West, to:

               Security Capital Pacific Trust
               7670 South Chester Street
               Englewood, Colorado 80112
               Attention:  R. Scot Sellers
               Fax: 303-858-0021
               with a copy to:

               Mayer, Brown & Platt
               190 South LaSalle Street
               Chicago, Illinois 60603
               Attention:  Edward J. Schneidman
               Fax: (312) 701-7711

               and to:

               Munger, Tolles & Olson LLP
               355 South Grand Avenue, 35th Floor
               Los Angeles, California  90071
               Attention: R. Gregory Morgan
               Fax: (213) 687-3702

         (b)  If to East, to:

              Security Capital Atlantic Incorporated
              Six Piedmont Center, Suite 600
              Atlanta, Georgia 30305
              Attention:  Constance B. Moore
              Fax:  404-233-2379

              with a copy to:

              Mayer, Brown & Platt
              190 South LaSalle Street
              Chicago, Illinois 60603
              Attention:  Edward J. Schneidman
              Fax: (312) 701-7711

              and

              Shearman & Sterling
              599 Lexington Avenue
              New York, New York  10022
              Attention:  Peter D. Lyons
              Fax:  212-848-7179

     SECTION 9.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 9.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof; (b) shall not be assigned by operation of law or otherwise; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Maryland (without giving effect to the provisions thereof relating to conflicts of law).

     SECTION 9.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 9.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto. Except as provided in Section 6.13, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.7 LIMITATION OF LIABILITY. Any obligation or liability whatsoever of East or West which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, only out of East's or West's assets respectively. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

     SECTION 9.8 NO PRESUMPTION AGAINST DRAFTER. Each of the parties hereto have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                  SECURITY CAPITAL PACIFIC TRUST


                                  By: /s/ R. Scot Sellers
                                      ---------------------------------------
                                      R. Scot Sellers
                                      Chief Executive Officer and President


                                  SECURITY CAPITAL ATLANTIC INCORPORATED


                                  By: /s/ Constance B. Moore
                                      ---------------------------------------
                                      Constance B. Moore
                                      Co-Chairman and Chief Operating Officer

                                   EXHIBIT A
                                   ---------

                               ARTICLES OF MERGER

                                    Merging

                     SECURITY CAPITAL ATLANTIC INCORPORATED
                    (a corporation of the State of Maryland)

                                      Into

                         SECURITY CAPITAL PACIFIC TRUST
           (a real estate investment trust of the State of Maryland)


     SECURITY CAPITAL ATLANTIC INCORPORATED, a corporation organized and existing under the laws of the State of Maryland (the "East"), and SECURITY CAPITAL PACIFIC TRUST, a real estate investment trust organized and existing under the laws of the State of Maryland ("West"), agree that East shall be merged with and into West. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in these Articles of Merger.

     FIRST: The parties to these Articles of Merger are [West], a real estate investment trust organized and existing under the laws of the State of Maryland, and [East], a corporation organized and existing under the laws of the State of Maryland.

     SECOND: East shall be merged with and into West in accordance with the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland Code") and West shall survive the merger and continue under the name "Archstone Communities Trust" (the "Surviving Entity"). At the effective time of the merger (the "Effective Time"), the separate existence of East shall cease in accordance with the provisions of the Maryland Code. From and after the Effective Time, the Surviving Entity shall continue its existence as a real estate investment trust under the Maryland Code, shall succeed to all of the properties, liabilities and other assets and shall be subject to all of the liabilities and obligations of East without further action by either of the parties hereto, and will continue to be governed by the laws of the State of Maryland, including the Maryland Code. At the Effective Time, the declaration of trust and bylaws of West in effect immediately prior to the Effective Time shall become the declaration of trust and bylaws of the Surviving Entity. At the Effective Time, the trustees and officers in office immediately prior the Effective Time shall be the trustees and officers of the Surviving Entity, and such persons shall hold such positions until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation, or removal, in accordance with the declaration of trust and bylaws of the Surviving Entity.

     THIRD: The resident agent and office of each of East and West is located at 11 East Chase Street, Baltimore, State of Maryland 21202. The principal office of West is located at 7670 South Chester Street, Englewood, Colorado 80112, and the principal office of East is located at Six Piedmont Center, Suite 600, Atlanta, Georgia 30305. Neither East nor West owns any interest in land in any county in the State of Maryland.

     FOURTH: The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized and approved by each party to these Articles of Merger in the manner and by the vote required by East's articles of incorporation or West's declaration of trust, as the case may be, and the laws of the State of Maryland.

     FIFTH: The merger was duly (a) advised by the board of directors of East by the adoption of a resolution declaring that the merger set forth in these Articles of Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directing that the proposed merger be submitted for consideration at a special meeting of the shareholders of East and
(b) approved by the shareholders of East by the vote required by its articles of incorporation and the Maryland Code.

     SIXTH: The merger was duly (a) advised by the board of trustees of West by the adoption of a resolution declaring that the merger set forth in these Articles of Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directing that the proposed merger be submitted for consideration at a special meeting of the shareholders of West and
(b) approved by the shareholders of West by the vote required by its declaration of trust and the Maryland Code.

     SEVENTH: The charter of the Surviving Entity will not be amended as a result of the Merger.

     EIGHTH: The total number of shares of beneficial interest of all classes which West has authority to issue is two hundred fifty million (250,000,000) shares of beneficial interest, of the par value of one dollar ($1.00) each, all such shares having an aggregate par value of two hundred fifty million dollars ($250,000,000). Of such shares of beneficial interest, nine million two hundred thousand (9,200,000) shares have been classified as Series A Cumulative Convertible Preferred Shares of Beneficial Interest, four million six hundred thousand (4,600,000) shares have been classified as Series B Cumulative Redeemable Preferred Shares, two million (2,000,000) shares have been classified as Series C Cumulative Redeemable Preferred Shares ("West New Preferred Stock") and nine hundred thirty thousand fifty (930,050) shares have been classified as Junior Participating Preferred Shares.

     The total number of shares of stock of all classes which East has authority to issue is two hundred fifty million (250,000,000) shares, all such shares having an aggregate par value of two million five hundred thousand dollars ($2,500,000). Of such two hundred fifty million shares, two million (2,000,000) shares have been classified as Series A Cumulative Redeemable

Preferred Stock and seven hundred forty six thousand thirty two (746,032) shares have been classified as Series A Junior Participating Preferred Stock.

     NINTH: As of the Effective Time, by virtue of the Merger and without any action on the part of West, East, or any holder of any of the following securities:

          (a) Cancellation of Treasury Stock and West-Owned East Capital Stock. Each share of the common stock, $.01 par value per share, of East ("East Common Stock"), together with the rights (the "East Rights") attached thereto to purchase Series A Junior Participating Preferred Stock of East (the "East Junior Preferred Stock") issued pursuant to the Rights Agreement, dated as of March 12, 1996, between East and The First National Bank of Boston, as Rights Agent (as it may be amended), that is owned by East or any subsidiary of East, and each share of East Common Stock (with the associated East Rights) that is owned by West or any subsidiary of West shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor. Each share of Series A Cumulative Redeemable Preferred Stock of East ("East Series A Preferred Stock") that is owned by East or any subsidiary of East, and each share of East Series A Preferred Stock that is owned by West or any subsidiary of West shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

          (b) Conversion of East Common Stock. Subject to Article TENTH, each issued and outstanding share of East Common Stock (with the associated East Rights), other than shares cancelled pursuant to paragraph (a) of this Article, shall be converted into the right to receive one (1) (the "Exchange Ratio") validly issued, fully paid, and nonassessable share of beneficial interest, $1.00 par value per share, of West ("West Common Stock"), together with the rights (the "West Rights") attached thereto to purchase Junior Participating Preferred Stock of West issued pursuant to the Rights Agreement, dated as of July 9, 1994 between West and Chemical Bank, as Rights Agent (as it may be amended). The consideration to be issued to the holders of East Common Stock is referred to herein as the "Merger Consideration."

          (c) Conversion of East Series A Preferred Stock. Subject to Article TENTH, each issued and outstanding share of East Series A Preferred Stock, other than shares cancelled pursuant to paragraph (a) of this Article, shall be converted into the right to receive one validly issued, fully paid, and nonassessable share of West New Preferred Stock.

          (d) Cancellation and Retirement of East Capital Stock. All shares of East Common Stock (with the associated East Rights and any shares of East Junior Preferred Stock issuable upon exercise thereof) converted into the right to receive the Merger Consideration pursuant to paragraph (b) of this Article shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of East Common Stock (with the associated East Rights) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with paragraph (b) of this Article, and any cash in lieu of fractional shares of West Stock pursuant to paragraph (e) of Article TENTH, upon surrender of such certificate in accordance with Article TENTH. As of the Effective Time, all shares of East Series A Preferred Stock converted into the right to receive West New Preferred Stock pursuant to paragraph (c) of this Article shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of East Series A Preferred Stock shall cease to have any rights with respect thereto, except the right to receive West New Preferred Stock in accordance with paragraph (c) of this Article upon surrender of such certificate in accordance with Article TENTH.

          (e) Conversion of East Stock Options. Each option granted by East to purchase shares of East Common Stock (an "East Stock Option") which is outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire such shares and shall be converted into an option to purchase shares of West Common Stock (a "West Stock Option") in an amount and at an exercise price determined as provided below (and having the same vesting, exercise, and termination dates that such East Stock Options had immediately prior to the Effective Time):

               (i) The number of shares of West Common Stock to be subject to the West Stock Option shall be equal to the product of (A) the number of shares of East Common Stock subject to the East Stock Option immediately prior to the Effective Time and (B) the ratio of the value per share of East Common Stock immediately prior to the Effective Time to the value per share of West Common Stock immediately after the Effective Time.

               (ii) The exercise price per share of West Common Stock under the West Stock Option shall be equal to (A) the value per share of West Common Stock immediately after the Effective Time multiplied by (B) the ratio of the exercise price per share of East Common Stock to the value per share of East Common Stock immediately prior to the Effective Time.

As used in this section, "value per share" shall mean the average of the highest and lowest sales price per share of the East Common Stock or West Common Stock, as the case may be, as reported on the NYSE Composite Tape (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) on the pertinent date.

     TENTH:

          (a) Exchange Agent. As soon as reasonably practicable after the Effective Time, West shall deposit the Merger Consideration and the West New Preferred Stock with a bank or trust company designated by West and reasonably acceptable to East to act as exchange agent (the "Exchange Agent"), for the benefit of the holders of shares of East Common Stock and holders of shares of East Series A Preferred Stock, respectively, for exchange in accordance with this Article TENTH.

          (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of an outstanding certificate or certificates which prior thereto represented shares of East Common Stock or shares of East Series A Preferred Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificates to such Exchange Agent), and (ii) instructions for use in effecting the surrender of such certificates for the Merger Consideration or West New Preferred Stock, as the case may be. Upon surrender to the Exchange Agent of such certificates for cancellation, together with such letter of transmittal, the holder of such certificates shall be entitled to a certificate or certificates representing the number of full shares of West Common Stock or West New Preferred Stock, as the case may be, and the amount of cash, if any, into which the aggregate number of shares of East Common Stock or East Series A Preferred Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to these Articles of Merger. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of East or its transfer agent of certificates representing shares of East Common Stock or East Series A Preferred Stock and if such certificates are presented to East for transfer, they shall be cancelled against delivery of certificates for West Common Stock and cash, if any, or West New Preferred Stock as hereinabove provided. If any certificate for such West Common Stock or West New Preferred Stock is to be issued in, or if cash is to be remitted to, a name other than that in which the certificate for East Common Stock or East Series A Preferred Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to West or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate for such West Common Stock or West New Preferred Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of West or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this paragraph, each certificate for shares of East Common Stock or East Series A Preferred Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or West New Preferred Stock, respectively.
No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of West Common Stock.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to West Common Stock or West New Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for shares of East Common Stock or East New Preferred Stock with respect to the shares of West Common Stock or West Series A Preferred Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to paragraph (e) of this Article until the surrender of such certificate in accordance with this Article. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of West Common Stock or West New Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender the amount of any cash payable in lieu of a fractional share of West Common Stock to which such holder is entitled pursuant to paragraph (e) of this Article and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of West Common Stock or West New Preferred Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of West Common Stock or West New Preferred Stock.

          (d) No Further Ownership Rights in East Capital Stock. All shares of West Common Stock and West New Preferred Stock issued and all cash paid upon the surrender for exchange of certificates representing shares of East Common Stock or East Series A Preferred Stock in accordance with the terms of this Article (including any cash paid pursuant to paragraph (e) of this Article shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of East Common Stock or East Series A Preferred Stock theretofore represented by such certificates.

          (e) No Fractional Shares of West Common Stock or West New Preferred
              ---------------------------------------------------------------
Stock.
-----

               (i) No certificates or scrip representing fractional shares of West Common or West New Preferred Stock shall be issued upon the surrender for exchange of certificates representing shares of East Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of West. Notwithstanding any other provision of these Articles of Merger, each holder of shares of East Common Stock exchanged pursuant to the Merger who would have otherwise been entitled to receive a fraction of a share of West Common Stock (after taking into account all shares of East Common Stock held of record by such holder at the Effective Time) shall receive, in lieu of such fraction of a share, cash in an amount determined and paid as stated in paragraphs 2.2(e)(ii)-(v) of this Article.

               (ii) As promptly as practicable after the Effective Time, the Exchange Agent shall determine the excess (such excess being referred to as the "Excess Shares") of (A) the aggregate number of whole shares of West Common Stock issuable pursuant to paragraph (b) of this Article TENTH over (B) the aggregate number of whole shares of West Common Stock to be distributed to former holders of East Common Stock pursuant to paragraph (b) of this Article after taking into account the payment of cash in lieu of fractional shares of West Common Stock (on the premise that the entitlement of each holder of shares of East Common Stock to receive cash in lieu of a fractional share of West Common Stock shall be calculated taking into account all shares of East Common Stock held of record at the Effective Time by such holder). Following the Effective Time, the Exchange Agent shall, on behalf of the former holders of East Common Stock, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange ("NYSE") in the manner provided in paragraph
(e)(iii) of this Article.

               (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of the certificates formerly representing East Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). West shall pay all commissions, transfer taxes and other out-of-pocket transactions costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of East Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of East Common Stock is entitled (after taking into account all shares of East Common Stock held of record at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interest to which all former holders of East Common Stock are entitled.

               (iv) Notwithstanding the provisions of paragraphs (e)(ii) and
(iii) of this Article, West may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of East Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of East Common Stock held of record at the Effective Time by such holder) would otherwise be entitled by (B) the closing price of West Common Stock as reported on the NYSE Composite Tape (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this paragraph (e)(iv).

               (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of certificates formerly representing East Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders subject to and in accordance with the terms of paragraph (b) of this Article.

          (f) Termination of Exchange Fund. Any portion of the Merger Consideration or West New Preferred Stock deposited with the Exchange Agent pursuant to this Article (the "Exchange Fund") which remains undistributed to the holders of the certificates formerly representing shares of East Common Stock or East Series A Preferred Stock for twelve months after the Effective Time shall be delivered to West, upon demand, and any holders of shares of East Common Stock or East Series A Preferred Stock who have not theretofore complied with this Article shall thereafter look only to West and only as general creditors thereof for payment of their claim for West Common Stock, West New Preferred Stock, any cash in lieu of fractional shares of West Common Stock, and any dividends or distributions with respect to West Common Stock or West New Preferred Stock to which such holders may be entitled.

          (g) No Liability. None of West, East or the Exchange Agent shall be liable to any person in respect of any shares of West Common Stock or West New Preferred Stock (or dividends or distributions with respect to either) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates formerly representing shares of East Common Stock or East Series A Preferred Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any West Common Stock, West New Preferred Stock, cash in lieu of fractional shares of West Common Stock or dividends or distributions with respect to West Common Stock or West New Preferred Stock in respect of such certificate would otherwise escheat to or become the property of any governmental entity, any such shares, cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of West, free and clear of all claims or interest of any person previously entitled thereto.

          (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by West on a daily basis. Any interest and other income resulting from such investments shall be paid to West.

     ELEVENTH: The parties hereto intend that the execution of these Articles of Merger constitute the adoption of a "plan of reorganization" within the meaning of Treasury Regulations (S) 1.368-1(c).

     IN WITNESS WHEREOF, SECURITY CAPITAL ATLANTIC INCORPORATED, a Maryland corporation, and SECURITY CAPITAL PACIFIC TRUST, a Maryland real estate investment trust, the entities parties to the merger, have caused these Articles of Merger to be signed in their respective names and on their behalf and witnessed or attested all as of the ____ day of __________, 1998. Each of the individuals signing these Articles of Merger on behalf of SECURITY CAPITAL ATLANTIC INCORPORATED or SECURITY CAPITAL PACIFIC TRUST acknowledges these Articles of Merger to be the act of such respective entity and, as to all other matters or facts required to be verified under oath, that to the best of his or her knowledge, information and belief, these matters are true in all material respects and that this statement is made under the penalties of perjury.

                                SECURITY CAPITAL ATLANTIC INCORPORATED
                                    a Maryland corporation

                                By: ____________________________________ (Seal)
                                      President

Attest:

------------------------------
          Secretary
                                SECURITY CAPITAL PACIFIC TRUST
                                    a Maryland real estate investment trust

                                By: ___________________________________ (Seal)
                                      President

Attest:

------------------------------
          Secretary